UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BIG 5 SPORTING GOODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

May 6, 2016

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”), to be held at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250, on June 10, 2016, at 10:00 a.m. local time, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	a proposal to eliminate certain supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws;

2.	a proposal to eliminate the classification of the Company’s Board of Directors (the “Board”) and to require that all directors elected at or after the Annual Meeting be elected on an annual basis;

3.	the re-election of Sandra N. Bane and Van B. Honeycutt as Class B directors to the Board, each to hold office until either (a) the 2017 annual meeting of stockholders if the stockholders approve the proposal to eliminate the classification of the Board (and until each such director’s successor shall have been duly elected and qualified), or (b) the 2019 annual meeting of stockholders if the stockholders do not approve such proposal (and until each such director’s successor shall have been duly elected and qualified);

4.	an advisory vote to approve the compensation paid to our named executive officers;

5.	the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016;

6.	a proposal to amend and restate the Company’s Amended and Restated 2007 Equity and Performance Incentive Plan, which would increase the number of shares available for grant thereunder by 2,000,000, extend the term of the plan through April 19, 2016, approve the continuation of the terms of Article X of the plan for purposes of Section 162(m) of the Internal Revenue Code, and implement certain technical updates and enhancements to the plan; and

7.	the transaction of such other business as may properly come before the Annual Meeting.

Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement, Proxy Card relating to the meeting and the Company’s 2015 Annual Report on Form 10-K.

Your vote is very important regardless of how many shares you own. We hope you can attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, we request that you submit your proxy through one of the methods described in the enclosed Proxy Statement. If you attend the Annual Meeting, you may vote in person if you wish, even though you may have previously returned your Proxy Card.

Sincerely,

Steven G. Miller

Chairman of the Board, President

and Chief Executive Officer

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2016

TO THE STOCKHOLDERS OF BIG 5 SPORTING GOODS CORPORATION:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (the “Company”), will be held on June 10, 2016, at 10:00 a.m. local time, at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon:

1.	a proposal to eliminate certain supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws;

2.	a proposal to eliminate the classification of the Company’s Board of Directors (the “Board”) and to require that all directors elected at or after the Annual Meeting be elected on an annual basis;

3.	the re-election of Sandra N. Bane and Van B. Honeycutt as Class B directors to the Board, each to hold office until either (a) the 2017 annual meeting of stockholders if the stockholders approve the proposal to eliminate the classification of the Board (and until each such director’s successor shall have been duly elected and qualified), or (b) the 2019 annual meeting of stockholders if the stockholders do not approve such proposal (and until each such director’s successor shall have been duly elected and qualified);

4.	an advisory vote to approve the compensation paid to our named executive officers;

5.	the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016;

6.	a proposal to amend and restate the Company’s Amended and Restated 2007 Equity and Performance Incentive Plan, which would increase the number of shares available for grant thereunder by 2,000,000, extend the term of the plan through April 19, 2026, approve the continuation of the terms of Article X of the plan for purposes of Section 162(m) of the Internal Revenue Code, and implement certain technical updates and enhancements to the plan; and

7.	the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Company’s common stock at the close of business on April 28, 2016 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company, 2525 East El Segundo Boulevard, El Segundo, California 90245 for at least ten days prior to the meeting and will also be available for inspection at the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE EITHER (I) THROUGH THE INTERNET, (II) BY TELEPHONE OR (III) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

If you plan to attend:

Please note that admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed Proxy or a brokerage statement reflecting stock ownership as of the record date.

BY ORDER OF THE BOARD OF DIRECTORS,

Gary S. Meade

Secretary

El Segundo, California

May 6, 2016

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

PROXY STATEMENT RELATING TO

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2016

This Proxy Statement is being furnished to the stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of the Company’s stockholders to be held on June 10, 2016, at 10:00 a.m. local time, at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, holders of the Company’s common stock, $0.01 par value per share, will be asked to vote upon: (i) a proposal to eliminate certain supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”); (ii) a proposal to eliminate the classification of the Board and to require that all directors elected at or after the Annual Meeting be elected on an annual basis; (iii) the re-election of Sandra N. Bane and Van B. Honeycutt as Class B directors to the Company’s Board, each to hold office until either (a) the 2017 annual meeting of stockholders if the stockholders approve the proposal to eliminate the classification of the Board (and until each such director’s successor shall have been duly elected and qualified), or (b) the 2019 annual meeting of stockholders if the stockholders do not approve such proposal (and until each such director’s successor shall have been duly elected and qualified); (iv) an advisory vote to approve the compensation paid to our named executive officers; (v) the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016; (vi) a proposal to amend and restate the Company’s Amended and Restated 2007 Equity and Performance Incentive Plan, (the “2007 Plan) which would increase the number of shares available for grant thereunder by 2,000,000, extend the term of the 2007 Plan through April 19, 2026, approve the continuation of the terms of Article X of the 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code, and implement certain technical updates and enhancements to the 2007 Plan; and (vii) any other business that properly comes before the Annual Meeting.

This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company’s stockholders on or about May 6, 2016. The address of the principal executive offices of the Company is 2525 East El Segundo Boulevard, El Segundo, California 90245.

Important Notice Regarding Availability of Proxy Materials for the 2016 Annual Meeting of

Stockholders to be Held on June 10, 2016:

The Notice of Annual Meeting and Proxy Statement, and the Annual Report to Stockholders, are

available to stockholders at www.edocumentview.com/BGFV.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

Only holders of record of the Company’s common stock at the close of business on April 28, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 21,861,315 shares of common stock outstanding and entitled to vote, held of record by 398 stockholders. A majority, or 10,930,658 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each of the Company’s stockholders is entitled to one vote, in person or by proxy, for each share of common stock standing in such stockholder’s name on the books of the Company as of the Record Date on any matter submitted to the stockholders.

Proposals to be Presented at the Annual Meeting

There are six matters to be presented for a vote at the Annual Meeting:

•	“Proposal No. 1”: a proposal (the “Supermajority Voting Proposal”) to eliminate certain supermajority voting requirements in the Company’s Charter and Bylaws;

•

“Proposal No. 2”: a proposal (the “Declassified Board Proposal”) to eliminate the classification of the Board and to require that all directors elected at or after the Annual Meeting be elected on an annual basis;

•

“Proposal No. 3”: the re-election of Sandra N. Bane and Van B. Honeycutt as Class B directors to the Company’s Board, each to hold office until either (a) the 2017 annual meeting of stockholders if the stockholders approve a proposal to eliminate the classification of the Board (and until each such director’s successor shall have been duly elected and qualified), or (b) the 2019 annual meeting of stockholders if the stockholders do not approve such proposal (and until each such director’s successor shall have been duly elected and qualified);

•	“Proposal No. 4”: an advisory vote to approve the compensation paid to our named executive officers;

•	“Proposal No. 5”: the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016; and

•

“Proposal No. 6”: a proposal (the “Equity Plan Proposal”) to amend and restate the Company’s 2007 Plan, which would increase the number of shares available for grant thereunder by 2,000,000, extend the term of the 2007 Plan through April 19, 2026, approve the continuation of the terms of Article X of the 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code, and implement certain technical updates and enhancements to the 2007 Plan.

Recommendation of the Company’s Board of Directors

The Board recommends that you vote using the proxy card:

•	FOR Proposal No. 1, the Supermajority Proposal to eliminate certain supermajority voting requirements in the Charter and Bylaws;

•

FOR Proposal No. 2, the Declassified Board Proposal to eliminate the classification of the Board and to require that all directors elected or appointed at or after the Annual Meeting be elected on an annual basis;

•

FOR Proposal No. 3, the re-election of Sandra N. Bane and Van B. Honeycutt as Class B directors to the Company’s Board, each to hold office until either (a) the 2017 annual meeting of stockholders if the stockholders approve a proposal to eliminate the classification of the Board (and until each such director’s successor shall have been duly elected and qualified), or (b) the 2019 annual meeting of stockholders if the stockholders do not approve such proposal (and until each such director’s successor shall have been duly elected and qualified);

•	FOR Proposal No. 4, approval, on an advisory basis, of the compensation paid to the Company’s named executive officers;

•	FOR Proposal No. 5, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016; and

•

FOR Proposal No. 6, the Equity Plan Proposal to amend and restate the Company’s 2007 Plan, which would increase the number of shares available for grant thereunder by 2,000,000, extend the term of the 2007 Plan through April 19, 2026, approve the continuation of the terms of Article X of the 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code, and implement certain technical updates and enhancements to the 2007 Plan.

Proxy Cards

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date and return all proxy cards you receive. If you choose to vote by phone or the Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be voted.

Methods of Voting; Revocability

By Internet or Telephone

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote electronically via the Internet at www.envisionreports.com/BGFV, or by telephone by calling 1-800-652-8683. Votes submitted via the Internet or by telephone must be received by 1:00 a.m. (Eastern Time) on June 10, 2016.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you may vote electronically via the Internet or by telephone by following the voting instructions on the enclosed proxy card.

By Mail

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote by mail by marking, signing and dating your proxy card and returning it using the pre-paid return envelope provided. The Company must receive your proxy card no later than the close of business on June 9, 2016.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you may vote by mail by marking, signing and dating your proxy card and returning it using the pre-paid return envelope provided by the deadline shown on your proxy card.

In Person

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote in person at the Annual Meeting. Stockholders of record also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you must obtain a legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the Annual Meeting.

When a stockholder submits a proxy via the Internet or by telephone, his or her proxy is recorded immediately. The Company encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy via the Internet or by telephone, please do not return your proxy card by mail. If you attend the Annual Meeting, you may also submit your vote in person. Any votes that you previously submitted — whether via the Internet, by telephone or by mail — will be superseded by the vote that you cast at the Annual Meeting.

Your vote is important. Accordingly, please submit your proxy via the Internet, by telephone or by mail, whether or not you plan to attend the Annual Meeting in person.

Stockholders are requested to submit their proxies through one of the above methods. All properly submitted proxies will be voted in accordance with the instructions indicated. If you are a registered holder and you submit your proxy but do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the re-election of Sandra N. Bane and Van B. Honeycutt to serve as directors on the Board and “FOR” each of Proposal Nos. 1, 2, 4, 5 and 6.

The Board does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing and returning a proxy cards, a stockholder confers discretionary authority on the proxies (who are persons designated by the Board) to vote all shares covered by the proxy cards in their discretion on any other matter that may properly come before the Annual Meeting about which the Company did not have notice of such matter by March 24, 2016, which is at least 45 days before the anniversary date on which the Company first sent its proxy materials for the prior year’s annual meeting of stockholders.

Revocability of Proxies; Changing Your Vote

Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering a written revocation notice to the Secretary of Big 5 Sporting Goods Corporation, 2525 East El Segundo Boulevard, El Segundo, California 90245, (ii) submitting a valid, timely, later-dated proxy by mail, telephone or the Internet or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any notice of revocation sent to the Company must include the stockholder’s name and be received by the Company prior to the close of business on June 9, 2016.

Votes Required

For Proposal No. 1, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Company’s common stock will be required to amend the Charter and Bylaws to eliminate certain provisions in the Charter and Bylaws that require the affirmative vote of at least eighty percent (80%) of the voting power of the Company’s capital stock and replace those provisions with a majority vote requirement.

For Proposal No. 2, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Company’s common stock (or, if the stockholders approve the Supermajority Voting Proposal, a majority of the outstanding shares of the Company’s common stock) will be required to amend the Charter to eliminate the classification of the Board and to require that all directors elected or appointed at or after the Annual Meeting be elected on an annual basis. If such proposal receives the requisite number of votes to effect such action, the directors elected at and after the Annual Meeting will serve a one-year term expiring at the Company’s next annual meeting of stockholders, and the directors elected or appointed prior to the Annual Meeting will finish their respective terms.

For Proposal No. 3, a nominee for re-election as a director shall be re-elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s re-election.

For Proposal No. 4, our stockholders will have an advisory vote to approve the compensation paid to our named executive officers as described in this Proxy Statement. Because the vote is advisory, it will not be binding upon our Board. However, the Board and the Compensation Committee will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. Affirmative votes representing a majority of the votes cast, affirmatively or negatively, with respect to Proposal No. 4 at the Annual Meeting will be required to adopt the resolution and approve, on a nonbinding and advisory basis, the compensation of our named executive officers as such compensation is described in this Proxy Statement.

For Proposal No. 5, affirmative votes representing a majority of the votes cast, affirmatively or negatively, with respect to Proposal No. 5 at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its 2016 fiscal year.

For Proposal No. 6, under Nasdaq Stock Market (“Nasdaq”) rules, affirmative votes representing a majority of the votes cast affirmatively, negatively or as abstentions will be required to approve the amendment and restatement of our 2007 Plan.

Broker Non-Votes; Withheld Votes; Abstentions

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. The election of directors, the advisory vote on executive compensation, the Declassified Board Proposal, the Supermajority Proposal and the Equity Plan Proposal are not matters on which a broker or other nominee has discretionary authority to vote, and therefore there may be broker non-votes on Proposal Nos. 1, 2, 3, 4 and 6. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016 is a matter considered routine under applicable rules, and, accordingly, we do not expect to receive broker non-votes with respect to Proposal No. 5.

If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares, such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast.

A stockholder may vote to “abstain” with respect to Proposal Nos. 1, 2, 3, 4, 5 or 6 or on any other proposals which may properly come before the Annual Meeting.

The approval of Proposal No. 1 requires the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Company’s common stock. The approval of Proposal No. 2 requires the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Company’s common stock (or, if the stockholders approve Proposal No. 1, a majority of the outstanding shares of the Company’s common stock). Broker non-votes and abstentions will not count as affirmative votes and therefore may affect the outcome of these proposals.

Proposal No. 3 is to be determined by a majority of the votes cast “for” and “against” a nominee’s re-election. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

The approval of each of Proposal Nos. 4 and 5 requires affirmative votes representing a majority of the votes cast, affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcomes of these proposals.

The approval of Proposal No. 6 requires the affirmative vote of a majority of the votes cast affirmatively, negatively or as abstentions. Broker non-votes will have no effect on the outcome of this proposal.

Solicitation of Proxies and Expenses

This proxy solicitation is made by the Company, and the Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, certain of our directors and executive officers may, without additional compensation, solicit proxies by mail, in person or by telephone or other electronic means. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Additionally, we have retained Georgeson Inc. to assist in the proxy solicitation for a fee of $25,000.00, plus reimbursement of out-of-pocket expenses.

PROPOSAL NO. 1

PROPOSAL TO ELIMINATE CERTAIN SUPERMAJORITY VOTING PROVISIONS IN THE

CHARTER AND BYLAWS

(Item No. 1 on Proxy Card)

The Company’s proxy statement for its 2015 annual meeting of stockholders included an advisory proposal to eliminate certain supermajority voting provisions in the Company’s Charter and Bylaws. Under the terms of the Company’s April 30, 2015 Settlement Agreement with Stadium Capital Management, LLC and certain of its related persons (“2015 Settlement Agreement”), the Company agreed that if the advisory proposal to eliminate certain supermajority voting provisions in the Charter and Bylaws received a majority of the votes cast on the proposal at the 2015 annual meeting, the Company would submit to its stockholders at the 2016 annual meeting a binding proposal that those supermajority voting provisions in the Charter and Bylaws be eliminated and replaced with provisions that would require the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of the Company’s common stock. The advisory proposal to eliminate certain supermajority voting provisions in the Charter and Bylaws received a majority of the votes cast on the proposal at the Company’s 2015 annual meeting. Accordingly, the Company is submitting this Proposal No. 1 to the stockholders.

Currently, the Charter requires the affirmative vote of the holders of at least 80% of the voting power of all then-outstanding shares of the Company’s capital stock to amend or repeal the following provisions of the Charter:

•	provisions which prohibit stockholder action by written consent;

•	provisions related to the ability to call special meetings of the stockholders (which, among other things, prohibit stockholders from calling special meetings);

•	provisions related to the size of the Board and the nomination, election, appointment and removal of directors from the Board;

•	provisions governing amendments to the Bylaws;

•	provisions related to the indemnification and liability of directors; and

•	provisions related to relating to amending or repealing provisions of the Charter.

The Charter also requires the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors:

•	in order for the stockholders to adopt, amend or repeal any provision of the Bylaws; and

•	to remove a director or the entire Board.

In addition, the Bylaws separately require the affirmative vote of the holders of at least 80% of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors for stockholders to adopt, amend or repeal any provision of the Bylaws. All of the foregoing provisions in the Charter and Bylaws are referred to as the “Supermajority Voting Provisions”.

Under Proposal No. 1, the Supermajority Voting Provisions in the Charter and Bylaws would be amended, except as noted below, to delete any reference to a requirement to obtain the vote of 80% of the then-outstanding shares of capital stock of the Company (or of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors) and replace each 80% vote requirement with a requirement to obtain the vote of a majority of the then-outstanding shares of capital stock of the Company (or of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors). In the case of the provisions of Article IX of the Charter (governing amendments to the Charter), the provisions requiring an 80% vote of the stockholders with respect to certain amendments to the Charter will be deleted in their entirety, which means that the required vote to effect such amendments to the Charter will be determined based on the requirements of the Delaware General Corporation Law, which currently requires the vote of a majority of the outstanding shares entitled to vote thereon.

The general description of the proposed amendments to our Charter and Bylaws set forth above is qualified in its entirety by reference to the text of the amendments, which is attached as Appendix A to these proxy materials.

If Proposal No. 1 is approved by our stockholders, the amendments to our Charter will become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware, which filing we intend to make during the course of the Annual Meeting (and prior to opening the polls on Proposal Nos. 2 through 6), and the amendments to our Bylaws will take effect upon the effectiveness of the certificate of amendment to the Charter.

Required Vote

The Company’s Charter and Bylaws require the affirmative vote of the holders of at least 80% of the outstanding shares of the Company’s common stock to approve Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS IN THE CHARTER AND BYLAWS.

PROPOSAL NO. 2

PROPOSAL TO REPEAL CLASSIFIED BOARD

(Item No. 2 on Proxy Card)

The Company’s proxy statement for its 2015 annual meeting included an advisory proposal to eliminate the classification of the Board and to require that all directors elected at or after the Company’s 2016 annual meeting be elected on an annual basis. Under the terms of the Settlement Agreement, the Company agreed that if the advisory proposal to repeal the classified Board received a majority of the votes cast on the proposal at the 2015 annual meeting, the Company would submit to its stockholders at the 2016 annual meeting a binding proposal that the Board be declassified. The advisory proposal to repeal the Company’s classified Board received a majority of the votes cast on the proposal at the Company’s 2015 annual meeting. Accordingly, the Company is submitting this Proposal No. 2 to the stockholders for approval.

Article Sixth of the Charter and Article III, Sections 2 and 3 of our Bylaws currently provide that our Board shall be divided into three classes of directors, elected to serve staggered terms of three years each, which means that approximately one-third of the directors are elected each year.

If Proposal No. 2 is approved and adopted by stockholders, our Charter will be amended to declassify our Board commencing with the 2016 annual meeting of stockholders and our classified Board would be fully phased out commencing with the 2018 annual meeting of stockholders. The proposed amendments to our Charter would not change the unexpired terms of directors elected or appointed prior to the 2016 annual meeting. Accordingly, the current scheduled term of service for our Class A directors (Messrs. DeMarco, Donatiello, Galvin & Jessick) would expire at the Company’s 2018 annual meeting of stockholders and the current scheduled term of service for our Class C directors (Ms. Dunbar and Mr. Miller) would expire at the Company’s 2017 annual meeting of stockholders. As a result, if Proposal No. 2 is approved by our stockholders, then beginning with the 2018 annual meeting of stockholders, the entire Board will stand for election annually for one-year terms.

The proposed amendments to the Charter also provide that any newly created directorship that results from an increase in the number of directors after the effective date of the amendment would be appointed for a term expiring at the next succeeding annual meeting of stockholders following such director’s appointment. Any directors appointed by our Board to fill vacancies (except for vacancies in the current term of service for our Class A directors and Class C directors) would be appointed for a term expiring at the next succeeding annual meeting of stockholders following such director’s appointment. Any director appointed by our Board to fill the vacancy in the current term of service for one of our Class A directors or Class C directors would be appointed for a term expiring at the Company’s 2018 annual meeting of stockholders (in the case of Class A directors) or the Company’s 2017 annual meeting of stockholders (in the case of Class C directors). Under the proposed amendments, any director may be removed at any time, either for or without cause by the affirmative vote of the holders of at least eighty percent (80%) of (or if Proposal No. 1 is approved, a majority of) the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. The proposed amendments would not change the current number of directors or our Board’s authority to change the number of directors and to fill any vacancies.

The general description of the proposed amendments to our Charter and Bylaws set forth above is qualified in its entirety by reference to the text of the amendments, which is attached as Appendix B to these proxy materials.

If Proposal No. 2 is approved by our stockholders, the amendments to our Charter will become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware, which filing we intend to make during the course of the Annual Meeting (and prior to opening the polls on Proposal Nos. 3 through 6), and the amendments to our Bylaws will take effect upon the effectiveness of the certificate of amendment to the Charter.

Required Vote

The Company’s Charter and Bylaws require the affirmative vote of the holders of at least 80% of the outstanding shares of the Company’s common stock to approve Proposal No. 2, unless Proposal No. 1 is approved by our stockholders, in which case the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock will be required to approve Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO REPEAL THE CLASSIFIED BOARD.

PROPOSAL NO. 3

ELECTION OF DIRECTORS

(Item No. 3 on Proxy Card)

General

Proposal No. 3 concerns the re-election of two Class B directors. The Board consists of three classes: Class A directors, Class B directors and Class C directors. The current terms of office of the Class A directors, Class B directors and Class C directors expire in the year 2018 (Class A), the year 2016 (Class B) and the year 2017 (Class C). Pursuant to the Charter, directors have historically been elected to three-year terms, and each director holds office until such director’s successor is duly elected and qualified. If the Declassified Board Proposal is approved by the stockholders, the Class B directors elected at the Annual Meeting will serve a one-year term expiring at the Company’s 2017 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified, and the directors elected or appointed prior to the Annual Meeting will finish their respective terms. If the Declassified Board Proposal is not approved by the stockholders, the Class B directors elected at the Annual Meeting will serve for a term of office expiring at the third succeeding annual meeting of stockholders of the Company after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and the directors elected or appointed prior to the Annual Meeting will finish their respective terms.

Each of our Class B director nominees, Sandra N. Bane and Van B. Honeycutt, has consented to being named in this Proxy Statement and has agreed to serve as a Class B director if re-elected. Each of the nominees currently serves on the Board. Certain information with respect to these nominees, as well as our Class A directors and Class C directors, is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unable to serve or for good cause will not serve, the proxies will be voted by the proxy holders as directed by the Board.

Unless the authority to vote for one or more of our director nominees has been withheld in a stockholder’s proxy or specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the Annual Meeting “for” with respect to the re-election of each nominee presented below. In the election of directors, assuming a quorum is present, a nominee for re-election as a director shall be re-elected to the Board if the votes cast “for” such nominee’s re-election exceed the votes cast “against” such nominee’s re-election. All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote. Broker non-votes in the election of directors will not be counted as voting at the meeting and therefore will not have an effect on the re-election of the nominees listed below. Withheld votes will also have no effect on the re-election of the nominees.

Based on definitions of independence established by Nasdaq, and the determinations of our Nominating and Corporate Governance Committee and our Board, Sandra N. Bane and Van B. Honeycutt are and would be independent directors.

Required Vote

A nominee for re-election as a director shall be re-elected to the Board if the votes “for” such nominee’s re-election from holders of shares of stock represented and voting at the Annual Meeting exceed the votes “against” such nominee’s re-election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

Class B Directors Whose Terms Will Expire in 2016 and are Nominees by the Board of Directors for Re-election at the Annual Meeting

Sandra N. Bane has served as a director since June 2002. Ms. Bane is retired. Prior to her retirement in 1998, Ms. Bane was an audit partner with KPMG LLP from 1985 to 1998 and an accountant in the audit practice of the firm from 1975 to 1985. While at KPMG, Ms. Bane headed the Western region’s Merchandising practice for the firm, helped establish the Employee Benefits audit specialist program and was partner in charge of the Western region’s Human Resource department for two years. Ms. Bane is also a member of the board of directors of AGL Resources Inc., an energy services holding company, where she chairs the Audit Committee and serves on the Compensation Committee, and Transamerica Asset Management Group, a mutual fund company, where she serves on the Audit Committee. She was formerly a director of PETCO Animal Supplies, Inc. from 2004 to 2006. Additionally, Ms. Bane serves as a member of the board of directors for several nonprofit institutions in her community. She is also a member of the AICPA and the California Society of Certified Public Accountants. Age: 63.

Ms. Bane brings many years of experience as an audit partner with KPMG with extensive financial accounting knowledge that is critical to our Board. We believe that Ms. Bane’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective and as a board member and audit committee member of other public companies makes her an invaluable asset to our Board.

Van B. Honeycutt has served as a director since April 2013. Mr. Honeycutt is retired. Prior to his retirement in 2007, Mr. Honeycutt was the Chairman and Chief Executive Officer of Computer Sciences Corporation (CSC), a leading global provider of technology-enabled business solutions and services. He joined CSC in 1975, serving in a variety of managerial and executive positions, including Vice President and General Manager of CSC’s Business Services Division, President of CSC Credit Services, Corporate Vice President and President of CSC’s Industry Services Group, and President and Chief Operating Officer of CSC. He was named Chief Executive Officer in 1995 and Chairman in 1997, and served in those positions until his retirement in 2007. Mr. Honeycutt also served on the board of directors of Beckman Coulter, Inc. from 1998 until 2011, and had previously served on the boards of directors of Tenet Healthcare Corporation and FHP International Corporation. In addition, Mr. Honeycutt was appointed by the President of the United States to the National Security Telecommunications Advisory Committee in 1995 and served on the committee for 10 years and as chairman for two years. Age: 71.

Mr. Honeycutt has extensive executive, financial and board experience, including service as Chairman and CEO of a leading publicly traded technology company and membership on the boards of other public companies. He brings extensive financial, operational and corporate governance knowledge to our Board, as well as strategic expertise and skills from the technology industry that we believe can help the Company use technology to improve operational efficiency.

Class C Directors Whose Terms Will Expire in 2017

Jennifer H. Dunbar has served as a director since February 2004. Since March 2005, Ms. Dunbar has served as Co-Founder and Managing Director of Dunbar Partners, LLC, an investment and advisory services firm. From 1994 to 1998, Ms. Dunbar was a partner with Leonard Green & Partners, L.P., a private equity firm, which she joined in 1989. Ms. Dunbar began her career as a financial analyst in the Mergers and Acquisitions Department of Morgan Stanley in 1985. Ms. Dunbar is also a member of the board of directors of PS Business Parks, Inc., a real estate investment trust, where she serves on the Audit and Compensation Committees, and a member of the boards of trustees of various funds in the PIMCO Funds complex (169 funds as of February 2016), where she serves on the Audit, Governance and Valuation Oversight Committees. Each of the PIMCO entities is a registered investment company under the Investment Company Act of 1940, as amended. She was formerly a member of the board of directors of 99 Cents Only Stores from 2007 to 2008. Age: 53.

Ms. Dunbar has extensive financial expertise, knowledge of investment banking and experience in private equity investments and mergers and acquisitions, which we believe is valuable to our Board. We believe her past experience as a member of public company boards, including five companies in the retail sector, and as a member of a number of public company board committees, including seven audit committees, is also extremely valuable to our Board.

Steven G. Miller has served as Chairman of the Board, Chief Executive Officer and President since 2002, 2000 and 1992, respectively. Mr. Miller has also served as a director since June 2002. In addition, Mr. Miller served as Chief Operating Officer from 1992 to 2000 and as Executive Vice President, Administration from 1988 to 1992. Age: 64.

Mr. Miller has over 45 years of experience at almost every level of the Company, which we believe positions him to provide essential insight from an inside perspective of the day-to-day operations of the Company. We also believe his comprehensive knowledge of the Company’s business and the retail sporting goods industry is invaluable to our Board.

Class A Directors Whose Terms Will Expire in 2018

Dominic P. DeMarco has served as a director since October 2011. Mr. DeMarco currently serves as Managing Director, Co-Chief Investment Officer and Chief Compliance Officer for Stadium Capital Management, LLC (“Stadium Capital”), an investment advisory firm and the Company’s largest stockholder, where he shares responsibility for all aspects of firm management, including managing the firm’s investment process. Specifically, he has coordinated Stadium Capital’s diligence efforts for numerous successful retail investments since 1999, with a particular focus on small-box specialty retailers. Mr. DeMarco joined Stadium Capital in 1999 as an Associate. Prior to that, he was an Associate at Goldman Sachs & Co. (Goldman Sachs), where he evaluated corporate, high yield and mortgage-backed debt, as well as derivatives for large institutional investors. Also at Goldman Sachs, Mr. DeMarco assisted in the structuring of corporate debt and derivative transactions on behalf of Canadian corporate and government entities. Age: 45.

Mr. DeMarco has extensive financial expertise and knowledge of investment banking and corporate finance, including capital allocation, which we believe is of substantial value to our Board.

Nicholas Donatiello, Jr. has served as a director since June, 2015. He has been the President and Chief Executive Officer of Odyssey Ventures, Inc. (“Odyssey”) since September 1993. Odyssey is a marketing and strategy consulting firm specializing in how technology changes consumer media use habits. Prior to founding Odyssey, Mr. Donatiello was President and Chief Executive Officer of Arena Systems, a technology company specializing in developing and marketing software for retail chain stores. Mr. Donatiello is a director of Dolby Laboratories, Inc., a creator of audio, imaging and communication technologies, where he chairs the Compensation Committee and sits on the Nominating and Governance and Technology Strategy Committees. He is also Chairman of the Board of Directors of three of the American Funds managed by Capital Research and Management, where he also serves on the complex-wide Joint Proxy Committee. Mr. Donatiello is also a director of the Schwab Charitable Fund, one of the nation’s 10 largest grant-making charities and the largest in California, where he serves on the Investment Oversight Committee and chairs the Compensation Committee. Mr. Donatiello served on the board of directors of Gemstar-TV Guide International, Inc., a provider of television guidance and home entertainment, from July 2000 to May 2008, and on the board of directors of TV Guide, Inc., a provider of television guidance and home entertainment, from July 1999 to July 2000. In addition, Mr. Donatiello served on the board of directors of Classmates Media Corporation, a wholly owned subsidiary of United Online, Inc., a provider of consumer services and products over the Internet, from 2007 to 2010 and as Chairman of the Board of Northern California Public Broadcasting, Inc. (KQED) from 2006 through 2008. Mr. Donatiello is a Lecturer at the Stanford University Graduate School of Business where he lectures on board governance. Age: 55.

We believe that Mr. Donatiello’s extensive experience in the consumer, media and technology space makes him a valuable addition to our Board. In addition, Mr. Donatiello has extensive experience in strategic management and, as a director of numerous companies, is a recognized governance expert.

Robert C. Galvin has served as a director since July 2015. He has been the founder and principal of Galvin Consulting LLC, a consulting firm providing strategic services to private equity firms, since January 2014. Mr. Galvin was Chief Executive Officer of Elie Tahari, Ltd., a designer fashion retail chain, from January 2013 until October 2013. He was President of Camuto Group, a manufacturer and omni-channel retailer and wholesaler of women’s footwear and apparel, from 2007 to January 2012. Mr. Galvin held several roles, including Chief Operating Officer, of Sports Brands International Ltd., an international manufacturer and distributor of sports apparel and footwear, from 2003 to 2007. He was Executive Vice President and Chief Financial Officer for Nine West Group, a footwear and accessories business, from 1995 to 1999. He was also with the accounting firm of Deloitte & Touche LLP from 1981 to 1995, where he was a partner and co-founder and partner-in-charge of the Deloitte’s Connecticut Retail and Distribution Practice. Mr. Galvin is also a member of the boards of directors of bebe stores, Inc., a women’s fashion retailer, where he serves on the Audit and Compensation Committees, Cherokee, Inc., a licensor of brand names and trademarks for apparel, footwear and accessories, where he serves as chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee, and Land’s End, Inc., a multi-channel retailer of casual clothing, accessories and footwear, where he serves as chair of the Compensation Committee and a member of the Audit, Nominating and Corporate Governance, and Technology Committees. Age: 56.

We believe that Mr. Galvin’s extensive experience with the financial and operational issues of businesses in the retail, sporting goods and footwear sectors, as well as his experience as a board member of publicly traded retail companies, are invaluable to our Board.

David R. Jessick has served as a director since March 2006. Mr. Jessick is retired. Prior to his retirement in 2005, Mr. Jessick served as consultant to the chief executive and senior financial staff at Rite Aid Corp. from June 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from 1999 to 2002. Prior to joining Rite Aid, from 1997 to 1999, Mr. Jessick was the Chief Financial Officer for Fred Meyer, Inc., where he also served as Executive Vice President, Finance and Investor Relations. From 1979 to 1996, he held various financial positions, including Senior Executive Vice President and Chief Financial Officer, with Thrifty Payless, Inc. and Payless Drugstores Northwest, Inc. Mr. Jessick began his career as a certified public accountant with Peat, Marwick, Mitchell & Co. Mr. Jessick is also a member of the board of directors of Rite Aid Corp., a retail drug store company, where he serves on the Audit Committee. Age: 62.

Mr. Jessick has more than 30 years of experience as a corporate financial executive and chief financial officer of publicly traded companies in the retail sector. He has been a member of several public company boards, including three companies in the retail sector, served as chairman of the board of a publicly traded company in the retail sector, and served on a number of public company board committees, including three audit committees. We believe that Mr. Jessick’s extensive experience with the financial and operational issues of publicly traded companies, especially those in the retail sector, is invaluable to our Board.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table lists the current members of the Board, their age, and information regarding their class and committee membership:

Name	Age	Class	Expiration of Current Term
Dominic P. DeMarco (b)(d)	45	A	2018
Nicholas Donatiello, Jr. (c)	55	A	2018
Robert C. Galvin (d)	56	A	2018
David R. Jessick (a)(c)	62	A	2018
Sandra N. Bane (a)(b)(c)	63	B	2016
Van B. Honeycutt (c)(d)	71	B	2016
Jennifer H. Dunbar (a)(b)(c)	53	C	2017
Steven G. Miller (d)	64	C	2017

(a)	Member of the Audit Committee

(b)	Member of the Compensation Committee

(c)	Member of the Nominating and Corporate Governance Committee

(d)	Member of the Value Creation Committee

Board Meetings, Board Committees and Board Structure

The Board held seven meetings during the fiscal year ended January 3, 2016, and acted by unanimous written consent on two occasions. During the fiscal year ended January 3, 2016, each incumbent director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the committees on which such director served (in each case, during the periods that such director served). Due to a lack of in-person stockholder attendance at the Company’s annual meetings, the Board no longer has a policy regarding attendance at the annual meeting of stockholders by directors or nominees. Steven G. Miller attended the Company’s 2015 annual meeting of stockholders.

Each director holds office until such director’s resignation or until a successor is duly elected and qualified. It is the policy of the Board that a majority of the Board shall be “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2). The Board has determined that Sandra N. Bane, Dominic P. DeMarco, Nicholas Donatiello, Jr., Jennifer H. Dunbar, Robert C. Galvin, Van B. Honeycutt and David R. Jessick, each of whom is a current member of the Board, are independent.

Executive Sessions of Independent Directors

To promote open discussion among the independent directors, the independent directors meet in executive session as deemed necessary and at least quarterly after regularly-scheduled board meetings. The Chair of the Audit Committee presides at these executive sessions. Any independent director may request that an executive session of the independent members of the Board be scheduled. Following such meetings, the Chair of the Audit Committee (or another designated director) will discuss with the Chairman of the Board and Chief Executive Officer, to the extent appropriate, matters emanating from the executive sessions. The independent directors met in executive session four times during the fiscal year ended January 3, 2016.

Audit Committee

The Board has a standing Audit Committee, separately-designated and established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is chaired by David R. Jessick and currently consists of Mr. Jessick, Sandra N. Bane and Jennifer H. Dunbar. The Board has determined that each of the members of the Audit Committee (i) is “financially literate” (including the ability to read and understand financial statements) and an “independent director” (as that term is defined in Nasdaq Listing Rule 5605(a)(2)), (ii) meets the additional audit committee independence requirements set forth in Nasdaq Listing Rule 5605(c)(2), and (iii) qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. The Audit Committee held four meetings during the fiscal year ended January 3, 2016.

Pursuant to its written charter, the functions of the Audit Committee are, among other things, to:

•

be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•

pre-approve all audit and permissible non-audit services to be performed for the Company by its registered public accounting firm in accordance with the provisions of Section 10A(i) of the Exchange Act;

•

establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•

review and discuss with the Company’s management and independent registered public accounting firm the Company’s financial disclosures, including its audited annual and unaudited quarterly consolidated financial statements, as well as the adequacy and effectiveness of the Company’s internal accounting controls;

•	discuss with the Company’s management and independent registered public accounting firm any significant changes to the Company’s accounting principles;

•

review the independence and performance of the Company’s independent registered public accounting firm, as well as the independent registered public accounting firm’s internal quality control procedures; and

•	review from time to time and make recommendations with respect to the Company’s policies relating to management conduct and oversee procedures and practices to ensure compliance with such policies.

The charter for the Audit Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Compensation Committee

The Board has a standing Compensation Committee, which is chaired by Sandra N. Bane, and currently consists of Ms. Bane, Dominic P. DeMarco and Jennifer H. Dunbar. Each of the members of the Compensation Committee is (i) an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2) and meets the additional requirements for compensation committee members set forth in Nasdaq Listing Rule 5605(d)(2), (ii) is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (iii) is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Among other things, the function of the Compensation Committee is to review and determine the compensation and benefits of the Company’s executive officers and to administer the Company’s 2007 Plan. The Compensation Committee held five meetings during the fiscal year ended January 3, 2016.

The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee so long as such subcommittee consists of at least two members of the Compensation Committee. The Compensation Committee has not formed any such subcommittees to date. In carrying out its purposes and responsibilities, the Compensation Committee has authority to retain outside counsel or other experts or consultants, as it deems appropriate. The Compensation Committee has not historically used outside consultants in making compensation determinations, other than in designing the 2007 Plan and its previous and proposed amendments and restatements. The Compensation Committee periodically receives and considers, to the extent it considers appropriate, recommendations from the Company’s Chief Executive Officer, Mr. Steven G. Miller, in connection with its compensation decisions.

The charter for the Compensation Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Nominating and Corporate Governance Committee

The Board has a standing Nominating and Corporate Governance Committee, which is chaired by Jennifer H. Dunbar and currently consists of Ms. Dunbar, Sandra N. Bane, Nicholas Donatiello, Jr., Van B. Honeycutt and David R. Jessick. Each of the members of the Nominating and Corporate Governance Committee is an “independent director” as that term is defined in Nasdaq Listing Rule 5605(a)(2). Among other things, the function of the Nominating and Corporate Governance Committee is to (i) identify, screen, review and recommend to the Board individuals qualified to be nominated for election to the Board and to fill vacancies or newly created positions on the Board, consistent with criteria approved by the Board, (ii) recommend to the Board the directors to serve on each Board committee, (iii) assess and, as necessary, develop and recommend to the Board corporate governance policies for the Company, and (iv) oversee the evaluation of the Board. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended January 3, 2016, and acted by unanimous written consent on two occasions.

The charter for the Nominating and Corporate Governance Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Value Creation Committee

The Board has a Value Creation Committee, which is co-chaired by Dominic P. DeMarco and Van B. Honeycutt and currently consists of Mr. DeMarco, Mr. Honeycutt, Robert C. Galvin and Steven G. Miller. Among other things, the function of the Value Creation Committee is to (i) review the Company’s business, operations, capital allocations and strategy, (ii) explore profit enhancement opportunities for the Company’s business, (iii) identify possible areas of value creation for the Company’s business and its stockholders, and (iv) make recommendations to the Board on these issues. The Value Creation Committee will dissolve automatically at the earlier of (i) 10 days prior to the deadline for submission of stockholder nominees for the Company’s 2017 annual meeting of stockholders or (ii) 100 days prior to the first anniversary of the Annual Meeting, unless extended by the Board. The Value Creation Committee held 27 meetings during the fiscal year ended January 3, 2016.

Director Qualifications and Nominations Process

It is the policy of the Board that, in addition to being approved by a majority of the Board, each nominee must first be recommended by the Nominating and Corporate Governance Committee.

The policy of the Nominating and Corporate Governance Committee is to recommend and encourage the selection of directors who have achieved success in their personal fields and who demonstrate integrity and high personal and professional ethics, sound business judgment and willingness to devote the requisite time to their duties as director, and who will contribute to the overall corporate goals of the Company. Candidates are evaluated and selected based on their individual merit, as well as in the context of the needs of the Board as a whole. In evaluating the suitability of individual candidates for election or re-election to the Board, the Nominating and Corporate Governance Committee and the Board take into account many factors, including understanding of the retail sporting goods industry, sales and marketing, finance and other elements relevant to the Company’s business, educational and professional background, age, and past performance as a director. The Nominating and Corporate Governance Committee and the Board evaluate each individual in the context of the composition and needs of the Board as a whole, including the independence requirements imposed by Nasdaq and the Securities and Exchange Commission, with the objective of recommending a group that can best perpetuate and build on the success of the business and represent stockholder interests. The Nominating and Corporate Governance Committee strives to compose the Board to be a collection of individuals with a variety of complementary skills who, as a group, possess the appropriate skills and experience to oversee the Company’s business. Accordingly, although diversity may be a consideration in the nominations process, the Nominating and Corporate Governance Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee and the Board also consider the director’s past attendance at, and participation in, meetings of the Board and its committees and contributions to its activities. In the event of a potential or actual vacancy, the Nominating and Corporate Governance Committee and the Board use the Board’s network of contacts to identify potential candidates, but may also engage, if they deem appropriate, a professional search firm.

Pursuant to our Director Qualifications and Nominations, Board Meetings and Stockholder Communications Policy, stockholders who have beneficially owned more than five percent of the Company’s then-outstanding shares of common stock for a period of at least one year as of the date of making the proposal may propose candidates for consideration by the Nominating and Corporate Governance Committee and the Board by submitting the names and supporting information to: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Blvd, El Segundo, CA 90245-4632. A stockholder recommendation for nomination must be submitted in accordance with the Company’s Bylaws and must contain the following information about the proposed nominee, as well as documentary support that the stockholder satisfies the requisite stock ownership threshold and holding period: name, age, business and residence addresses, principal occupation or employment, the number of shares of the Company’s common stock held by the nominee, a resume of his or her business and educational background, the information that would be required under the Securities and Exchange Commission’s rules in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director, if nominated and elected. Neither the Nominating and Corporate Governance Committee nor the Board intends to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder.

Majority Voting Policy

The Board has adopted a policy statement on majority voting (which is available on the “Investor Relations” section of the Company’s website under “Corporate Governance”). Under this policy a nominee for a director position in an uncontested election must receive more votes cast “for” than “against” (with abstentions and broker non-votes not counted as a vote cast either for or against that nominee’s election) in order to be elected or re-elected to the Board. Any incumbent nominee for director in an uncontested election who receives the same or a greater number of votes “against” his or her election than votes “for” such election shall promptly tender his or her resignation, which resignation shall only be effective upon acceptance by the Board. The Nominating and Corporate Governance Committee will evaluate the resignation and recommend to the Board whether to accept the resignation or to take some other action.

Board Leadership Structure

Steven G. Miller serves as both the Chief Executive Officer and the Chairman of the Board. The Board does not have a lead independent director. Given Mr. Miller’s long standing association with the Company, and his extensive knowledge of and experience with the retail sporting goods industry, the Board believes that Mr. Miller’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. The Board believes that Mr. Miller’s extensive experience provides him with detailed and in-depth knowledge of the Company’s business and industry and the issues facing the Company, and that he is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

The Board believes that his combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, vendors and customers.

Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, it has not established this approach as a formal policy.

Stock Ownership Guidelines for Non-Management Directors

In 2016, the Board adopted stock ownership guidelines for its non-management directors. Under the guidelines, non-management directors are expected to maintain equity ownership in the Company with a value equal to three times the annual cash retainer paid to non-management directors.

Risk Oversight

Company management is responsible for assessing and managing risk, subject to oversight by the Board. The Board satisfies this responsibility through reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from the officers responsible for oversight of risks within the Company. As part of this process, the Board and management actively engage in discussions of potential and perceived risks to the business. The Board regularly meets with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, as well as other Company executives as the Board deems to be appropriate, in the Board’s consideration of matters submitted for Board approval and risks associated with such matters.

The Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibilities for various matters as described in the committee charters. For example, the Audit Committee assists the Board’s oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function and independent registered public accounting firm. In carrying out this responsibility, the Audit Committee works closely with management, including the Director of Internal Audit. The Audit Committee meets at least quarterly with members of management, including the Director of Internal Audit, and, among other things, receives an update on management’s assessment of risk exposures (including risks related to liquidity, credit, and operations, among others).

The Compensation Committee oversees the compensation of the Company’s Chief Executive Officer and other executive officers and evaluates the appropriate compensation incentives to motivate senior management to grow long-term stockholder returns without undue risk taking. Company management has regularly reviewed all employee compensation policies and practices to determine if the Company’s compensation program encourages risks (such as a focus on short term goals without consideration of long term consequences) that are reasonably likely to have a material adverse effect on the Company. At a meeting of the Compensation Committee in April 2016, management presented the findings of its most recent review, including its conclusion that the Company’s compensation programs do not encourage risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was primarily the result of the fact that the Company traditionally has not had incentive compensation programs that are based upon the achievement of specific performance goals or financial targets, which can potentially create such risks if not structured properly. Because the Company’s incentive compensation has been primarily based upon overall Company performance and not tied to the individual employee achieving any specific target metrics, management concluded that there is little motivation or opportunity for employees to take undue risks to achieve incentive compensation awards. In addition, all equity awards to employees vest over several years, which helps to align employees’ focus on long-term results. Following discussion, the Compensation Committee concurred in management’s conclusion.

Certain Relationships

There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company.

There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which such person has been or will be selected as a director and/or executive officer of the Company (other than arrangements or understandings with any such director, nominee and/or executive officer acting in such person’s capacity as such), except as follows:

•

the Company has an employment agreement with Mr. Miller, who currently serves as Chairman of the Board, President and Chief Executive Officer, which provides that as long as he serves as an officer, the Company will use its best efforts to ensure that he continues to serve on the Company’s Board;

•

Stadium requested in 2011 that the Company consider Mr. DeMarco for appointment to the Board and Mr. DeMarco was appointed to the Board in October 2011. Stadium’s affiliated funds have been stockholders of the Company since 2006 and, taken together, are the Company’s largest current stockholder; and

•

Stadium informed the Company in April 2015 of its intention to nominate Mr. DeMarco and Mr. Donatiello for election as directors at the Company’s 2015 annual stockholders meeting, and the Company and Stadium subsequently entered into an agreement which provided, in part, that the Company would nominate Mr. DeMarco and Mr. Donatiello for re-election and election, respectively, as directors at such stockholders meeting. The agreement also provided that the Company would appoint Mr. Galvin to the Board following the Company’s 2015 annual meeting of stockholders. Mr. Galvin was so appointed to the Board in July of 2015.

Audit Committee Report

The Company’s management has primary responsibility for the Company’s consolidated financial statements and overall reporting process, including the Company’s system of internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues that the independent registered public accounting firm believes should be brought to its attention. The Audit Committee oversees and monitors the Company’s financial reporting process and the quality of its internal and external audit process.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended January 3, 2016 and the notes thereto and discussed such consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, acting as the Company’s independent auditor. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board (United States) (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, the independent auditor responsibilities, any significant issues arising during the audit and any other matters related to the conduct of the audit of the Company’s consolidated financial statements. The Audit Committee also discussed with Deloitte & Touche LLP such other matters as are required to be discussed by rules of the Securities and Exchange Commission and other applicable regulations.

The Audit Committee has received the written disclosures and correspondence from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets at least quarterly with the independent registered public accounting firm, with and without management present, to discuss the results of its review or examination, its evaluation of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements and management’s assessment of effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016 for filing with the Securities and Exchange Commission.

SUBMITTED BY AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

David R. Jessick (Chair)

Sandra N. Bane

Jennifer H. Dunbar

April 19, 2016

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Stockholder Communications with the Board of Directors

Stockholders may send communications about matters of general interest to the stockholders of the Company to the Board, the Chairman of the Board, the Chair of the Audit Committee, the Chair of the Compensation Committee or the Chair of the Nominating and Corporate Governance Committee at the following address: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Blvd, El Segundo, CA 90245-4632. The Secretary will compile these communications and periodically deliver them to the Chairman of the Board or, where applicable, to the Chair of the committee to which such communication was addressed, unless otherwise specifically addressed. Communications relating to accounting, internal controls over financial reporting or auditing matters will be referred to the Chair of the Audit Committee. The Chairman of the Board or, where applicable, the Chair of the committee to which such communication was addressed, will determine in his or her discretion which communications will be relayed to other Board or committee members.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, including the Company’s senior financial and executive officers, as well as the Company’s directors. The Code of Business Conduct and Ethics can be found on the Company’s website at www.big5sportinggoods.com. To locate the Code of Business Conduct and Ethics, go to the “Investor Relations” section of the website and click on “Corporate Governance.” The Company will disclose any waivers of, or amendments to, any provision of the Code of Business Conduct and Ethics that applies to the Company’s directors and senior financial and executive officers on the Company’s website.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended January 3, 2016, the Compensation Committee consisted of Sandra N. Bane (as Chair), Dominic P. DeMarco and Jennifer H. Dunbar. None of these individuals (i) is or has been an officer or employee of the Company or any of its subsidiaries, or (ii) has any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Sandra N. Bane (Chair)

Dominic P. DeMarco

Jennifer H. Dunbar

April 19, 2016

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Executive Officers

The following section sets forth certain information with respect to the Company’s current executive officers (other than Steven G. Miller, whose information is set forth above under “— Class C Directors Whose Terms Will Expire in 2017”). Executive officers serve at the discretion of the Board, subject to rights, if any, under contracts of employment. See “Executive and Director Compensation and Related Matters — Employment Agreements and Change in Control Provisions.”

Name	Age	Position with the Company
Steven G. Miller	64	Chairman of the Board of Directors, Chief Executive Officer and President

Richard A. Johnson	70	Executive Vice President

Boyd O. Clark	58	Senior Vice President, Buying

Barry D. Emerson	58	Senior Vice President, Chief Financial Officer and Treasurer

Jeffrey L. Fraley	59	Senior Vice President, Human Resources

Gary S. Meade	69	Senior Vice President, General Counsel and Secretary

Shane O. Starr	58	Senior Vice President, Operations

Richard A. Johnson was named Executive Vice President in March 2007. Prior to that, he served as Senior Vice President, Store Operations since 1992. Prior to that, Mr. Johnson was Vice President, Store Operations since 1982. Age: 70.

Boyd O. Clark has served as Senior Vice President, Buying since August 2011. Prior to that, he served as the Company’s Vice President, Buying since 1999. Age: 58.

Barry D. Emerson has served as Chief Financial Officer and Treasurer since October 2005 and as Senior Vice President since September 2005. Prior to joining the Company, Mr. Emerson was employed by U. S. Auto Parts Network, Inc., an ecommerce distributor of aftermarket auto parts in the United States, where he served as Vice President, Treasurer and Chief Financial Officer during 2005. Prior to that, Mr. Emerson served as Vice President, Treasurer and Chief Financial Officer of Elite Information Group, Inc., a software product and services company, from 1999 through 2004. Age: 58.

Jeffrey L. Fraley has served as Senior Vice President, Human Resources since July 2001. Prior to that, Mr. Fraley served as Vice President, Human Resources from 1992 to 2001. Age: 59.

Gary S. Meade has served as Senior Vice President since July 2001 and General Counsel and Secretary since 1997. Mr. Meade also served as Vice President from 1997 to 2001. Prior to joining the Company, Mr. Meade was employed by Thrifty Payless, Inc., a retail drug store company, where he served as Vice President, Legal Affairs and Secretary from 1994 through 1996, and by Thrifty Corporation, a retail drug store company which was the parent company of Big 5 Sporting Goods until 1992, where he served as Vice President, Legal Affairs and Secretary from 1992 through 1994 and Vice President, Legal Affairs from 1979 through 1992. Age: 69.

Shane O. Starr has served as Senior Vice President, Operations, since March 2007. Prior to that, he served as the Company’s Vice President of Operations since 1999. Age: 58.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview and 2015 Summary

The discussion of our compensation philosophies and procedures described below applies to all of our executive officers. However, in accordance with the rules of the Securities and Exchange Commission, our discussion will focus on the compensation structure in effect for the following executive officers (who will be referred to as our “named executive officers”):

Steven G. Miller	Chairman of the Board of Directors, Chief Executive Officer and President
Barry D. Emerson	Senior Vice President, Chief Financial Officer and Treasurer
Boyd O. Clark	Senior Vice President, Buying
Richard A. Johnson	Executive Vice President
Gary S. Meade	Senior Vice President, General Counsel and Secretary

Attracting, motivating and retaining well-qualified and highly-talented executives are essential to the success of any company. We believe that our business and the interests of our stockholders are best served by continuity and stability of our management team. In the retail sporting goods industry, the market for top executive talent is highly competitive. Accordingly, the goals of our compensation program are to encourage retention of top executives who may have attractive opportunities at other companies, to provide significant rewards for successful performance, particularly over the longer term, and to align our named executive officers’ and other executive officers’ interests with those of our stockholders. We believe these goals can be achieved by a program of executive compensation which stresses long-term incentives and which is stable and consistent over time. Our executive compensation program therefore has varied very little since the Company’s initial public offering in 2002. We believe that our executive compensation policy has been successful in encouraging retention, because our named executive officers have an average tenure of 29 years with us.

Our named executive officers’ compensation consists of three primary elements: (i) base salary, (ii) annual bonus awards from a company-wide bonus pool that over the past 10 years has represented between 5.0% and 5.6% of the Company’s overall earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the applicable year (which was adjusted in 2015 to exclude the one-time costs of our publicly-disclosed proxy contest and related matters); and (iii) long-term stock-based incentive awards in the form of restricted stock awards and (in prior years) stock options.

When setting these elements of compensation, our Compensation Committee does not use specific performance criteria or attempt to tie compensation to specific benchmarks against any peer group companies. Instead, the Compensation Committee considers a variety of factors, including Company performance, individual performance and competitive data.

The Compensation Committee considers individual performance as well as the salaries of various similarly situated companies in determining base salaries. Company performance in a given fiscal year is also weighed heavily in determining base salaries for the following year.

Annual bonus awards are generally tied to Company EBITDA performance. The amount of total bonuses paid typically increases or decreases in relative proportion to the percentage of increase or decrease in EBITDA.

Company performance is also a major factor in determining the size and value of any equity grants.

Although the cash component has traditionally been, and continues to be, the largest portion of our named executive officers’ compensation, the Compensation Committee believes that the interests of our named executive officers are aligned with stockholder interests as a result of our equity grants and the fact that the annual bonus award, which represents a large portion of the cash compensation, is generally tied to Company EBITDA performance. Because we set base salaries and award equity grants in March of each year, salary increases (if any) for a fiscal year and the size and value of the equity grants shown as compensation for a given fiscal year tend to be reflective of the Company’s performance in the prior fiscal year. Conversely, since bonuses for each fiscal year are primarily based upon the Company’s EBITDA in that fiscal year, and are determined and paid in March of the following year, bonuses shown as compensation for a given fiscal year reflect the Company’s performance in that fiscal year.

With respect to the named executive officers’ compensation for 2015 shown below, this resulted in the following:

•	Base salaries for 2015 were increased by a modest 2.2%, a smaller percentage and dollar increase than 2013 and 2014, in light of the Company’s financial performance in fiscal 2014.

•

Annual bonuses for fiscal 2015 (determined and paid in March 2016) were increased from the prior year because the Company’s EBITDA for fiscal 2015 increased compared with 2014. Our Compensation Committee determined bonus payments for fiscal 2015 based on an adjusted EBITDA which excluded the one-time costs of our publicly-disclosed proxy contest and related matters. As adjusted, EBITDA increased by 6.2% over the prior year, the total amount of bonuses paid to employees increased by 5.0%, and the amount of bonuses paid to the named executive officers as a group increased by 4.4%.

•

The value of equity grants to named executive officers as a group in 2015 (made in March 2015) decreased by 15% compared to 2014, reflecting the decrease in the Company’s stock price from March 2014 to March 2015.

Process

Our compensation decisions are made by the Compensation Committee, which is composed entirely of independent members of our Board. The Compensation Committee’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent and aligns the interests of management with those of the stockholders. Specifically, the objectives of the Compensation Committee’s practices are to:

(1) provide a total compensation program that is competitive with companies with whom we compete for talent;

(2) link short term incentives to financial performance;

(3) provide long term compensation that focuses management’s efforts on building stockholder value and aligning their interests with our stockholders; and

(4) promote stability and retention of our management team.

The Compensation Committee receives recommendations from our President and Chief Executive Officer (our Principal Executive Officer), and considers factors such as publicly available information on executive compensation, including industry comparisons and competitive data, each executive’s role and responsibilities, and the responsibility levels of the executives relative to one another. Our Chief Executive Officer does not participate in the deliberations of the Compensation Committee with respect to setting his compensation.

When making its compensation decisions, the Compensation Committee has not targeted compensation to specific benchmarks against any peer group companies. The Compensation Committee and our Chief Executive Officer believe it is difficult to establish a group of peer companies that is representative of the Company’s business, management structure and management experience for a truly comparative benchmarking. In addition, the Compensation Committee and the Chief Executive Officer believe that targeting compensation solely to specific benchmarks against peer group companies would necessarily not reflect any differences in the specific performance or differing experience levels and operational responsibilities of the individual named executive officers, any differences in the overall performance of the peer group companies or any additional factors affecting compensation decisions.

Nonetheless, in the course of his diligence effort toward arriving at his recommendations to the Compensation Committee, the Chief Executive Officer identifies for the Compensation Committee various companies whose compensation levels he determines to be relevant to ensure that the Company’s compensation levels are not materially inconsistent with market practice of competitors and similarly-situated companies, recognizing and taking into account the fact that the level of experience of the Company’s executives typically exceeds the experience of executives in comparable positions at these peer companies. In that regard, for purposes of determining base salaries, the Chief Executive Officer looks at data from proxy statements and other public information available for the following publicly-traded retail companies: Aéropostale, Inc., Big Lots, Inc., Boot Barn Holdings, Inc., Cabela’s Incorporated, Destination XL Group, Inc., Dick’s Sporting Goods, Inc., DSW, Inc., The Finish Line, Inc., Haverty Furniture Companies, Inc., Hibbett Sports, Inc., Kirkland’s, Inc., Men’s Wearhouse Inc., Pacific Sunwear of California, Inc., Pier 1 Imports Inc., Shoe Carnival, Inc., Sportsman’s Warehouse Holdings, Inc., Stage Stores, Inc., Stein Mart, Inc., Tilly’s, Inc., Tuesday Morning Corporation, West Marine, Inc., and Zumiez Inc. In the Chief Executive Officer’s view, these companies represent certain key competitors in the sporting goods retail industry as well as certain similarly situated specialty retailers in terms of geographic location and size. As indicated above, neither the Compensation Committee nor the Chief Executive Officer attempts to formulaically tie the Company’s compensation levels to those of any of these peer group companies. Instead, the data is used only to inform the Chief Executive Officer and the Compensation Committee regarding general market practice in order to allow them to assess the reasonableness of the Company’s compensation practices over time.

Further, the Compensation Committee does not establish any specific quantitative company or individual performance objectives, or any predetermined qualitative performance objectives, that must be achieved in order for a named executive officer to earn any portion of his compensation. The Compensation Committee’s decision regarding annual base salaries, any equity awards and any annual incentive bonus received by each named executive officer is a subjective one that is made by the Compensation Committee in its discretion after an overall assessment of all of the factors it deems appropriate. Factors that have historically been considered by the Compensation Committee when determining compensation to be paid to each named executive officer include the Company’s overall financial performance in the prior year, the executive’s individual performance of his duties as evaluated at the subjective discretion of the Compensation Committee and the Chief Executive Officer, cost of living increases and the Chief Executive Officer’s recommendations.

In addition, with respect to individual performance, the Chief Executive Officer interacts with all of the other named executive officers on a near daily basis throughout the year, and his subjective views on each such executive officer’s performance are reflected in his recommendations to the Compensation Committee. Furthermore, members of the Compensation Committee (while serving on the Compensation Committee, other Board committees or while attending meetings and functions of the Company’s Board generally) also interact frequently with the Chief Executive Officer, other named executive officers and certain other executive officers, and have available other data relating to the performance of the business units or functions for which each named executive officer is responsible. As a result, the Compensation Committee members also form their own subjective views on each executive’s performance throughout the year, and these assessments, along with the Chief Executive Officer’s recommendations, are considered in setting overall and relative salary and bonus levels and equity grants. Using those assessments, the Compensation Committee will, at the Chief Executive Officer’s recommendation or when it otherwise deems it appropriate, modify compensation levels to reflect individual performance.

As noted above, our named executive officers have an average tenure of 29 years with us. Consequently, the Company believes that, as a practical matter, the skills, scope of duties and relative contributions of these officers tend to be more consistent from year to year in comparison to the executive officers of companies for which there has been more turnover. Accordingly, the year-over-year compensation levels, and the compensation levels of our named executive officers relative to one another, tend to reflect that fact.

The Company retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook”), in designing the 2007 Plan and designing the amendment and restatement of the 2007 Plan in 2011. The Company also retained Cook in 2010 to advise regarding the implementation of a voluntary deferral plan for equity grants to non-employee directors. The Compensation Committee and the Company have not otherwise used outside consultants in determining or recommending the amount or form of executive or director compensation. The work of Cook did not raise any conflict of interest.

Internal Revenue Code Section 162(m) generally disallows a tax deduction to reporting companies for compensation over $1,000,000 paid to each of the company’s chief executive officer and the four other most highly compensated officers, except for compensation that is “performance based.” Section 162(m) has not been a factor in the design of our executive compensation program because the compensation of our executives other than our Chief Executive Officer has not approached $1,000,000, and the compensation of our Chief Executive Officer, except for stock options which are “performance based” compensation, has in certain years exceeded $1,000,000 only by a minor amount.

Elements of Compensation

Salary

As noted above, because we set base salaries in March of each year, salary increases (if any) for a fiscal year tend to be reflective of the Company’s performance in the prior fiscal year.

Our Compensation Committee generally reviews the base salaries of our named executive officers annually. The salaries of our named executive officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Chief Executive Officer. As noted above, the Compensation Committee considers individual and Company performance, as well as factors such as publicly available information on executive compensation, including industry comparisons and competitive data, each executive’s role and responsibilities, and the responsibility levels of the executives relative to one another. We believe that the salaries of our named executive officers are at or below the median of salaries paid by other companies in the market with whom we compete for talent. The Compensation Committee approved moderate increases in base salaries for 2013 and 2014 as a result of the Company’s improved 2012 and 2013 financial performance. The Compensation Committee approved a modest increase of 2.2% in base salaries for 2015, a smaller percentage and dollar increase than 2013 and 2014, in light of the Company’s 2014 financial performance.

Bonuses

As noted above, since bonuses for each fiscal year are primarily based upon the Company’s EBITDA in that fiscal year, and are determined and paid in March of the following year, bonuses shown as compensation for a given fiscal year reflect the Company’s performance in that fiscal year.

We intend that bonuses paid to our named executive officers will reward them for the achievement of successful financial performance over a relatively short period of time (typically one fiscal year). The bonuses of our named executive officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Chief Executive Officer.

Although the Company does not set specific Company or individual performance targets for purposes of determining the bonuses, the total amount of the annual bonuses paid to our salaried employees (except for store managers) has historically been correlated with the amount of our earnings before interest, taxes, depreciation and amortization, or EBITDA, with the total amount of this bonus pool increasing or decreasing in relative proportion to the increase or decrease in EBITDA. For example, in 2013 EBITDA was 51% higher than in 2012, and the overall bonus pool increased by 49%. Conversely, in 2014 EBITDA decreased by 31% in comparison to 2013, and the total amount of the bonus pool accordingly decreased by 29%. In 2015, our adjusted EBITDA (which excluded the one-time costs of our publicly-disclosed proxy contest and related matters) increased by 6.2% in comparison to 2014, and the overall bonus pool increased by 5.0%.

Over the past ten years, the total amount of the bonus pool has represented between 5.0% and 5.6% of our EBITDA. For 2015, the overall Company bonus pool was 5.5% of our adjusted EBITDA (which excluded the one-time costs of our publicly-disclosed proxy contest and related matters).

The Compensation Committee varies the bonus pool as a percentage of EBITDA (as well as the percentage of the bonus pool allocable to named executive officers) slightly from year to year based on a variety of factors, including but not limited to the number of salaried employees who will be paid from the bonus pool and the Company’s actual EBITDA. If EBITDA is abnormally low compared with historical patterns, the Compensation

Committee may set the overall bonus pool as a percentage of EBITDA at slightly above 5% in order to allow the Company to pay participating employees amounts determined to be reasonable while still reflecting a reduction in the overall bonus pool (and absolute amounts of the bonuses) in light of the lower EBITDA. The converse may be true in years where EBITDA is abnormally high compared with historical patterns. For example, the bonus pool as a percentage of EBITDA was 5.3% for 2013 and amounted to approximately $3.6 million. Although the bonus pool as a percentage of EBITDA was 5.5% for 2014, the absolute size of the pool decreased substantially to approximately $2.6 million. This naturally resulted in substantial reductions of bonuses for named executive officers for 2014 as compared to 2013.

In addition, the Compensation Committee determined that the reductions in bonuses for 2014 should be borne somewhat disproportionately by our senior executive officers, including named executive officers, in part to protect the bonuses of various lower compensated employees. Thus, for 2014, when EBITDA decreased by 31% and the amount of total bonuses paid decreased by 29%, the bonuses paid to the named executive officers as a group decreased by 30%. Our Chief Executive Officer received a 33% reduction in bonus for 2014. Bonuses paid to the named executive officers as a group for 2015 increased by 4.4% compared with 2014 in light of the 6.2% improvement in our adjusted EBITDA for 2015 (which excluded the one-time costs of our publicly-disclosed proxy cost and related matters).

Bonus payments to each of our named executive officers are based on his individual contributions to the success of our business for the year, and fairness and proportionality of the named executive officer’s compensation when compared with the compensation for the year of our Chief Executive Officer and the other named executive officers, as determined by the Compensation Committee at its discretion. These practices have been essentially uniform since the Company’s initial public offering in 2002. We believe that the bonuses paid to our named executive officers are at or below the median range of bonuses paid by other companies in the market with whom we compete for talent.

Long-Term Incentive Compensation (Equity Awards)

As noted above, because we award equity grants in March of each year, the size and value of the equity grants shown as compensation for a given fiscal year tend to be reflective of the Company’s performance in the prior fiscal year.

Our stockholder-approved equity compensation plan permits a variety of equity-based awards. We believe that awards of equity-based compensation (both stock options and restricted stock awards) to named executive officers provide a valuable long-term incentive for them, and help align their interests with the stockholders’ interests.

We periodically grant equity-based awards to some or all of our named executive officers, typically in connection with their annual performance and compensation reviews in March of each year. We do not necessarily grant equity awards to our named executive officers annually; we want our named executive officers to understand that such grants are not an entitlement. Our Compensation Committee determines the size of each grant, after receiving recommendations from our Chief Executive Officer. In determining the size of equity awards to named executive officers, consideration is given to the value of total direct compensation, the Company’s recent financial performance, individual performance, the number and value of stock options and restricted shares previously granted to the named executive officer and the relative proportion of long-term incentives within the total compensation mix.

However, with respect to considerations of Company performance, because such grants typically occur in March following the named executive officers’ annual employment reviews, and as they are not intended as bonus compensation for the prior year, they will be reflected in the Summary Compensation Table below for the year following the fiscal year for which Company financial performance was considered in connection with the award. For example, the value of equity awards given in March 2013 (and reflected as compensation for 2013) increased by 28% compared to 2012, primarily reflecting the increase in the Company’s stock price from March 2012 to March 2013, which was partially offset by a reduction in the number of shares granted. Similarly, the value of equity awards given in March 2014 (and reflected as compensation for 2014) increased by 22% compared to 2013, primarily reflecting an increase in the number of shares granted as a result of the Company’s improved 2013 financial performance. The value of equity grants given in March 2015 (and reflected as compensation for 2015) decreased by 15% compared to 2014, reflecting the decrease in the Company’s stock price from March 2014 to March 2015.

In all cases, the value actually realized by the named executive officers will depend upon the market price of our common stock at the time of any sale, which cannot occur until shares vest.

Our Compensation Committee generally considers equity grants to named executive officers and other employees at committee meetings which coincide with the employees’ annual performance and compensation reviews. The Compensation Committee generally considers equity grants to select newly-hired executives at committee meetings which coincide with the next regularly-scheduled quarterly board meeting following the date of hire. In the case of stock options, the exercise price of each stock option granted is the closing price of our stock on the day of the meeting. We do not intend to grant stock options while in possession of material non-public information, except pursuant to a pre-existing policy under which options are granted to non-employee directors upon the date of first election or appointment to the Board.

We believe that unvested equity awards are a valuable tool to encourage employee retention, and, accordingly, our equity awards (both stock options and restricted stock) to our named executive officers generally vest over a four year period.

Although the long-term incentive represented by equity awards has been a significant component of the compensation of our named executive officers, we believe that the value of our equity awards to our named executive officers, on an annualized basis, is relatively modest, and is reasonable and appropriate, when compared to the size of equity awards to similar officers of other companies in the market with whom we compete for talent. We also believe that these equity awards have resulted in minimal stock dilution. For example, during fiscal years 2013, 2014 and 2015, such equity awards to named executive officers represented 0.3%, 0.1% and 0.1%, respectively, of shares outstanding as of the grant dates.

We believe that stock options can be an important component of a well-designed compensation package for our named executive officers in order to achieve successful results, since the executives can realize value on their stock options only if the stock price increases, and the long-term incentive of stock options is important in realizing our goal of continuity and stability of our executive team.

Following the initial adoption of our 2007 Equity Plan, our Compensation Committee began to reassess the appropriate balance of stock options and restricted stock awards in our executives’ overall compensation. We believe restricted stock provides a further enhancement to retention, as restricted stock generally maintains a greater value than stock options during cyclical downturns in our stock price, our industry or the stock market and general economy, and it also pays dividends. We also believe that inclusion of restricted stock in our equity award packages more closely aligns the interests of our named executive officers with those of stockholders, in light of the volatility of the stock market and the additional volatility of stock option value relative to changes in market value of the underlying stock. We note that the inclusion of restricted stock as a component of equity compensation for officers is a continuing trend among public companies.

For these reasons, in recent years we have elected to use restricted stock grants (rather than stock options) as part of our long term incentive compensation strategy for our named executive officers.

We will continue to evaluate which equity award vehicles achieve the best balance between continuing our successful practice of providing equity-based compensation and creating and maintaining long term stockholder value.

Change in Control Payments

Our named executive officers have employment or other agreements that provide that they will receive payments and other benefits in the event of a termination of employment following a change in control.

The employment agreement of Steven G. Miller, our Chairman of the Board, President and Chief Executive Officer, contains a change in control provision. This provision permits him to receive the change in control payments if he leaves for any reason within six months after the change in control. Mr. Miller must resign to receive the change in control payments, so this provision is not a true “single trigger” provision. The reason for this provision is that a change in control of a publicly traded corporation would almost invariably affect the powers, role, and reporting relationships of its principal executive officer. If a change in control of our Company occurs, Mr. Miller’s employment agreement gives him the right to depart from the Company and receive the change in control payments if he deems his position to have been negatively affected by the change in control, without the need to demonstrate an objective, adverse effect such as reduction in compensation. If the change is not negative, the employment agreement allows him to stay with the Company and no severance payments will be made. We believe this provision is desirable from our standpoint because it enables Mr. Miller, our Chief Executive Officer, to focus solely on the best interests of our stockholders in the event of a possible, threatened or pending change in control, without undue concern for his own personal interests.

Mr. Miller’s employment agreement also contains provisions for payment on dismissal without “cause” or quitting for “good reason,” which could apply after as well as before a change in control. In March 2009, this employment agreement was amended whereby Mr. Miller voluntarily agreed to reduce his lump sum severance payment for these termination events. See “— Employment Agreements and Change in Control Provisions.”

We have entered into a severance agreement with Barry D. Emerson, our Senior Vice President, Chief Financial Officer and Treasurer (our Principal Financial Officer), which provides that he will receive certain payments if we terminate his employment other than for “cause.” These provisions can operate after as well as before a change in control. These provisions were the result of arm’s length negotiations between us and Mr. Emerson when we hired him.

In August 2015, the Company entered into change of control severance agreements with Mr. Emerson, Richard A. Johnson, Executive Vice President, Boyd O. Clark, Senior Vice President, Buying, and Gary S. Meade, Senior Vice President, General Counsel and Secretary. Each agreement provides for the payment of severance and other benefits to the named executive officer in the event of a termination of their employment by the Company without “cause” or by the named executive officer for “good reason,” in either case, upon or within two years following a change of control. We believe the terms of these agreements are desirable from our standpoint because they enable these named executive officers to focus solely on the best interests of our stockholders in the event of a possible, threatened or pending change in control, without undue concern for their own personal interests.

In addition, the vesting of all stock options and restricted stock granted under the 2007 Plan, including those to our named executive officers and directors, will accelerate upon a change of control of the Company.

We do not expect to provide gross up payments to our named executive officers if they receive payments in connection with a change in control which would cause them to be subject to the excise tax of Internal Revenue Code Section 4999, which we refer to as the “Golden Parachute Excise Tax”. Our Chief Executive Officer’s employment agreement and our named executive officers’ change of control severance agreements specifically provide that payments in connection with a change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax. With respect to our Chief Financial Officer, we do not expect that any payments made to him under his separate severance agreement will be large enough to trigger the Golden Parachute Excise Tax.

All Other Compensation

All other compensation to our named executive officers includes, among other things, Company contributions and other allocations made on behalf of the individuals under the Company’s defined contribution plan. We have also provided perquisites to our named executive officers that have an annual incremental cost to us of $10,000 or more, which consist of the value attributable to personal use of Company-provided automobiles and payments of group term life insurance premiums.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	2015 2014 2013	$ $ $	520,192 507,692 496,539	$ $ $	208,000 200,000 300,000	$ $ $	98,876 116,052 98,048	0 0 0	0 0 0	0 0 0	$26,866 $27,132 $29,490	$853,934 $850,876 $924,077

Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer	2015 2014 2013	$ $ $	359,654 351,538 342,231	$ $ $	125,500 120,000 165,000	$ $ $	39,030 45,810 36,768	0 0 0	0 0 0	0 0 0	$22,506 $23,255 $25,673	$546,690 $540,603 $569,672

Boyd O. Clark Senior Vice President, Buying	2015 2014 2013	$ $ $	270,115 264,000 256,923	$ $ $	159,500 152,500 212,000	$ $ $	39,030 45,810 36,768	0 0 0	0 0 0	0 0 0	$23,031 $23,940 $22,844	$491,676 $486,250 $528,535

Richard A. Johnson Executive Vice President	2015 2014 2013	$ $ $	270,115 264,000 256,923	$ $ $	134,500 128,500 178,500	$ $ $	39,030 45,810 36,768	0 0 0	0 0 0	0 0 0	$23,609 $24,200 $25,739	$467,254 $462,510 $497,930

Gary S. Meade Senior Vice President, General Counsel and Secretary	2015 2014 2013	$ $ $	232,231 226,731 220,654	$ $ $	78,500 75,000 103,000	$ $ $	39,030 45,810 36,768	0 0 0	0 0 0	0 0 0	$22,536 $23,122 $25,235	$372,297 $370,663 $385,657

(1)	The amounts in this Salary column reflect amounts actually earned in the applicable fiscal year. Such amounts reflect a blended amount based on the base salary in effect prior to any annual salary increase (which typically occurs in March of each year) and the higher base salary for the remainder of the year. Each of the named executive officers received salary increases that were effective March 28, 2016, resulting in the following new base annual salaries:

Steven G. Miller: $535,000

Barry D. Emerson: $371,500

Boyd O. Clark: $279,000

Richard A. Johnson: $279,000

Gary S. Meade: $240,500

(2)	The amounts in this Bonus column reflect amounts earned in the applicable fiscal year but not paid until the following fiscal year.

(3)	The dollar value of Stock Awards shown represents the aggregate grant date fair value of the restricted stock granted calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award represents the grant of one restricted share of our common stock without the payment of an exercise price or other cash consideration, which grant is scheduled to vest over a four-year period. The amounts reported in the “Stock Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a named executive officer will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

(4)

The amounts in the All Other Compensation column include (a) the value attributable to personal use of a Company-provided automobile, which in fiscal 2015 were the following amounts: Mr. Miller: $19,213, Mr. Emerson: $13,934, Mr. Clark: $15,147, Mr. Johnson: $16,208, and Mr. Meade: $14,565, (b) Company contributions and other allocations made on behalf of the individual under the Company’s defined contribution plan, which in or for fiscal 2015 were the following amounts: Mr. Miller: $6,730, Mr. Emerson:

$7,935, Mr. Clark: $7,405, Mr. Johnson: $7,081, and Mr. Meade: $7,695, and (c) Company payments of group term life insurance premiums for the individual, which in fiscal 2015 were the following amounts: Mr. Miller: $923, Mr. Emerson: $637, Mr. Clark: $479, Mr. Johnson: $320, and Mr. Meade: $276.

Stock Options and Equity Compensation

Effective April 24, 2007, the Board of Directors adopted the initial version of our 2007 Plan which replaced and superseded our 2002 Stock Incentive Plan (the “2002 Plan”), and in April 2011 the Board approved the current amended and restated version of the 2007 Plan. The original 2007 Plan was initially approved by our stockholders at our 2007 annual meeting of stockholders, and an amendment and restatement of the 2007 Plan was approved by our stockholders at our 2011 annual meeting of stockholders. After giving effect to the amendment and restatement of the 2007 Plan in 2011, the aggregate amount of shares authorized for issuance under the 2007 Plan was 3,649,250 shares, but with such amount to automatically increase by the number of shares that had been subject to outstanding awards as of April 24, 2007 under the 2002 Plan that are or were forfeited or cancelled, or otherwise expire, after the April 24, 2007 initial effective date of the 2007 Plan.

The 2007 Plan is administered by our Compensation Committee. The Compensation Committee has broad discretion and power in operating the 2007 Plan and in determining which of our employees, directors, and consultants shall participate, and the terms of individual awards. Awards under the 2007 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, dividend equivalents or any combination of the foregoing. Any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one share for every one share granted. Awards of restricted stock or restricted stock units and other awards that are not awards of stock options or stock appreciation rights (including shares delivered in settlement of dividend rights) shall be counted against this limit as 2.5 shares for every share granted. The aggregate number of shares available under the 2007 Plan and the number of shares subject to outstanding options and stock appreciation rights will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction. If any shares subject to an award under the 2007 Plan or the 2002 Plan described below are forfeited or expire, or are terminated without issuance of shares, the shares shall again be available for award under the 2007 Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights granted under the 2007 Plan or the 2002 Plan and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under the 2007 Plan.

Under the 2007 Plan, no participant may be granted in any fiscal year of the Company (a) options or stock appreciation rights with respect to more than 500,000 shares, (b) restricted stock, performance awards or other stock unit awards that are denominated in shares with respect to more than 250,000 shares, or (c) performance awards or stock unit awards that are valued by reference to cash having a maximum dollar value of more than $2,000,000.

Under the 2007 Plan, the exercise price for an option or stock appreciation right cannot be less than 100% of the fair market value of the underlying shares on the grant date. The 2007 Plan does not permit the repricing of options or stock appreciation rights.

Prior to the adoption of the 2007 Plan, our equity-based awards were principally made under the 2002 Plan, which was adopted by our Board and approved by our stockholders in 2002 before our initial public offering. The 2002 Plan was administered by our Compensation Committee. Awards under the 2002 Plan consisted solely of stock options, and the exercise price of all options that were issued under the 2002 Plan was 100% of the fair market value of the underlying shares on the grant date.

On approval of the 2007 Plan by our stockholders in June 2007, the 2002 Plan was terminated, and no new awards were thereafter made under the 2002 Plan. However, awards previously granted continue to be outstanding under their terms. As described above, if any option outstanding under the 2002 Plan is forfeited, expires, or is terminated without issuance of the underlying shares, the underlying shares shall become available for grant under the 2007 Plan.

At April 28, 2016, net of cancellations and forfeitures:

•	options to purchase 1,000,790 shares had been issued under the 2007 Plan,

•	1,131,150 shares of restricted stock had been awarded under the 2007 Plan, which are counted against the plan limits as 2,827,875 shares, and

•	70,200 restricted stock units had been awarded under the 2007 Plan, which are counted against the plan limits as 175,500 shares.

Also, at April 28, 2016:

•	801,463 shares had been effectively transferred from the 2002 Plan to the 2007 Plan as described above as a result of forfeitures or cancellations under the 2002 Plan, and

•	5,575 shares had been removed from the 2007 Plan to cover dividends accrued on restricted stock units awarded under the 2007 Plan.

Accordingly, at April 28, 2016,

•

440,973 shares were available for additional grants under the 2007 Plan. (This figure does not include the additional 2,000,000 shares which will be made available for additional grants if the stockholders approve the amendment and restatement of the 2007 Plan pursuant to Proposal No. 6.)

At April 28, 2016,

•	75,200 shares remained subject to outstanding options under the 2002 Plan,

•	329,765 shares remained subject to outstanding options under the 2007 Plan,

•	379,555 unvested restricted shares were outstanding under the 2007 Plan, which are counted against the plan limits as 948,887.50 shares, and

•	43,200 unvested restricted stock units were outstanding under the 2007 Plan, which are counted against the plan limits as 108,000 shares.

As noted above, awards of restricted stock and restricted stock units reduce the total shares available for grant under the 2007 Plan by 2.5 shares for every share or unit granted, and any such restricted shares or units that are forfeited before vesting are accordingly added back to the 2007 Plan as 2.5 shares for share or unit so forfeited.

Grants of Plan-Based Awards in Fiscal 2015

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	3/14/2015	0	0	0	0	0	0	7,600	0	0	$98,876

Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer	3/14/2015	0	0	0	0	0	0	3,000	0	0	$39,030

Boyd O. Clark Senior Vice President, Buying	3/14/2015	0	0	0	0	0	0	3,000	0	0	$39,030

Richard A. Johnson Executive Vice President	3/14/2015	0	0	0	0	0	0	3,000	0	0	$39,030

Gary S. Meade Senior Vice President, General Counsel and Secretary	3/14/2015	0	0	0	0	0	0	3,000	0	0	$39,030

(1)	These shares of restricted stock vest in four equal annual installments beginning on March 14, 2016.

(2)	The dollar value of Stock Awards shown represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award represents the grant to the named executive officer of one restricted share of our common stock without the payment of an exercise price or other cash consideration, which grant is scheduled to vest over a four-year period. The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a named executive officer will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

Outstanding Equity Awards at Fiscal 2015 Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	30,000 15,000 15,000	0 0 0		$ $ $	19.12 8.95 4.82	3/13/2016 3/3/2018 3/2/2019	19,000	$203,163

Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer	20,000 10,000 4,011	0 0 0		$ $ $	19.12 25.22 4.82	3/13/2016 3/12/2017 3/2/2019	7,350	$78,504

Boyd O. Clark Senior Vice President, Buying	15,000	0			$7.63	8/4/2021	7,350	$78,504

Richard A. Johnson Executive Vice President	12,000	0			$19.12	3/13/2016	7,350	$78,504

Gary S. Meade Senior Vice President, General Counsel and Secretary	12,000	0			$19.12	3/13/2016	7,350	$78,504

(1)	The vesting dates of the options reported in the second column are as follows: Mr. Miller’s options vested in forty-eight equal monthly installments, beginning on April 1, 2006, April 1, 2008 and April 1, 2009, respectively; Mr. Emerson’s options vested in four equal annual installments, beginning on March 13, 2007, March 12, 2008 and March 2, 2010, respectively; Mr. Clark’s options vested in four equal annual installments beginning August 4, 2012; Mr. Johnson’s options vested in four equal annual installments beginning March 13, 2007; and Mr. Meade’s options vested in four equal annual installments, beginning on March 13, 2007.

(2)	The vesting dates of the unvested restricted shares reported in the seventh column are as follows: Mr. Miller’s shares vest or vested on March 14, 2016 (7,900 shares), March 14, 2017 (5,400 shares), March 14, 2018 (3,800 shares), and March 14, 2019 (1,900 shares); Mr. Emerson’s, Mr. Clark’s, Mr. Johnson’s and Mr. Meade’s shares each vest or vested on March 14, 2016 (3,000 shares), March 14, 2017 (2,100 shares), March 14, 2018 (1,500 shares), and March 14, 2019 (750 shares).

(3)	The amounts in the Market Value of Shares column are the sum of (a) the fair market value of the shares on January 3, 2016, based upon our most recent closing stock price as of that date of $9.99 (equal to $189,810.00 for Mr. Miller and $73,426.50 for each other named executive officer), plus (b) dividends that accrued on the shares as of January 3, 2016 (equal to $13,352.50 for Mr. Miller and $5,077.50 for each other named executive officer).

Option Exercises and Stock Vested in Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven G. Miller			9,375	$131,631
Chairman of the Board, President and Chief Executive Officer

Barry D. Emerson			3,150	$44,057
Senior Vice President, Chief Financial Officer and Treasurer

Boyd O. Clark,			2,950	$41,170
Senior Vice President, Buying

Richard A. Johnson			3,150	$44,057
Executive Vice President

Gary S. Meade			3,150	$44,057
Senior Vice President, General Counsel and Secretary

(1)	The amounts in the Value Realized on Vesting column are the sum of (a) the fair market value of the shares on March 14, 2015, based upon our most recent closing stock price as of that date of $13.01 (equal to $121,968.75 for Mr. Miller, $38,379.50 for Mr. Clark, and $40,981.50 for each other named executive officer), plus (b) dividends that accrued on the shares prior to vesting (equal to $9,661.88 for Mr. Miller, $2,790.00 for Mr. Clark, and $3,075.00 for each other named executive officer).

Employment Agreements and Change in Control Provisions

The Company has an employment agreement with Steven G. Miller, our Chairman of the Board, President and Chief Executive Officer. His original agreement was executed in 2002 prior to our becoming a publicly-traded company.

In December 2008, Mr. Miller’s employment agreement was amended and restated for the principal purpose of complying with the provisions of Section 409A of the Internal Revenue Code and related regulations and guidance. In general, the changes reflected in that restatement related to the timing of payments to Mr. Miller under his employment agreement following certain events. The restatement also updated various other provisions, including conforming Mr. Miller’s base salary to his then current base salary, but did not materially affect the scope or amounts of compensation or benefits that Mr. Miller is entitled to receive under his agreement.

In March 2009, in an effort to align Mr. Miller’s severance package more closely with current standards, the employment agreement was further amended whereby Mr. Miller voluntarily agreed to reduce the lump sum severance payment he is to receive upon certain termination events from four years annual compensation to three years annual compensation. In addition, the amendment revised the method of determining such annual compensation for that purpose as provided below.

Mr. Miller’s employment agreement provides that he will serve as Chairman of the Board of Directors, Chief Executive Officer and President for a term of four years from any given date, such that there shall always be a minimum of at least four years remaining under his employment agreement. The employment agreement provides for Mr. Miller to receive an annual base salary of $473,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan to be established by the Compensation Committee. His annual base salary has since increased to $535,000, effective March 2016. In practice, his bonuses have been determined in the discretion of the Compensation Committee. Mr. Miller is also entitled to use of a Company automobile. In addition, as long as Mr. Miller serves as an officer, the Company will use its best efforts to ensure that he continues to serve on the Board and on the board of directors of the Company’s wholly-owned subsidiary, Big 5 Corp.

If Mr. Miller’s employment is terminated for any reason, the employment agreement provides that he shall receive all accrued and unpaid salary and vacation pay plus a cash bonus for services rendered during that calendar year through the termination date equal to the greater of (a) the last annual cash bonus paid to Mr. Miller and (b) the average of the annual cash bonuses paid to Mr. Miller during the immediately preceding three full fiscal years, pro rated through the termination date.

If Mr. Miller’s employment is terminated due to his death, in addition to the salary, vacation pay and pro rated cash bonus discussed above, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of family medical benefits for the four years following the termination date. The table below reflects the estimated amount of payments and other benefits payable under Mr. Miller’s employment agreement on a termination due to death (other than any accrued and unpaid salary and vacation pay), assuming that the termination occurred on January 3, 2016 and based upon our most recent closing stock price as of that date of $9.99.

Table Showing Benefits on a Termination Due to Death

Name	Pro Rated Cash Bonus	Value of Option Acceleration	Value of Medical Continuation	Total
Steven G. Miller	$213,333	0	$26,932	$240,265

If Mr. Miller’s employment is terminated due to his disability, in addition to the salary, vacation pay and pro rated cash bonus discussed above, the employment agreement provides that the Company will pay Mr. Miller on the fifth business day following the termination date a lump sum severance payment in an amount equal to his base salary for two years and an additional amount equal to two times the greater of (i) the last annual cash bonus paid to Mr. Miller and (ii) the average annual cash bonus paid to him during the prior three fiscal years. In addition, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of specified benefits for the four years following the termination date. The table below reflects the estimated amount of payments and other benefits payable under Mr. Miller’s employment agreement on a termination due to disability (other than any accrued and unpaid salary and vacation pay), assuming that the termination occurred on January 3, 2016 and based upon our most recent closing stock price as of that date of $9.99.

Table Showing Benefits on a Termination Due to Disability

Name	Pro Rated Cash Bonus	Cash Severance	Value of Option Acceleration	Value of Medical Continuation	Value of Perquisites(1)	Total
Steven G. Miller	$213,333	$1,511,667	0	$56,402	$76,852	$1,858,254

(1)	The amount in the Value of Perquisites column includes the value attributable to personal use of a Company-provided automobile in the annual amount of $19,213 for four years.

If Mr. Miller terminates the employment agreement for good reason at any time, or for any reason within six months of a change in control, or if the Company terminates the employment agreement without cause at any time, in addition to the salary, vacation pay and pro rated cash bonus discussed above, the employment agreement provides the Company will pay Mr. Miller on the fifth business day following the termination date a lump sum severance payment in an amount equal to three times his annual compensation. For this purpose, Mr. Miller’s annual compensation will be deemed to equal the average annual compensation received by Mr. Miller for each of the five years immediately preceding the year in which the termination date falls, as reflected on Mr. Miller’s Forms W-2 for those years. In addition, the employment agreement provides for accelerated vesting of all of his options and the continuation of specified benefits for the four years following the termination date. However, the employment agreement provides that payments in connection with the change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax. The table below reflects the estimated amount of payments and other benefits payable under Mr. Miller’s employment agreement on a termination by Mr. Miller for good reason or due to a change in control or a termination by the Company without cause (other than any accrued and unpaid salary and vacation pay), assuming that the termination occurred on January 3, 2016 and based upon our most recent closing stock price as of that date of $9.99.

Table Showing Benefits on a Termination by the Employee for Good Reason or Due to a Change in Control or a Termination by the Company Without Cause

Name	Pro Rated Cash Bonus	Cash Severance	Value of Option Acceleration	Value of Medical Continuation	Value of Perquisites(1)	Total
Steven G. Miller (2)	$213,333	$3,072,032	0	$56,402	$76,852	$3,418,619

(1)	The amount in the Value of Perquisites column includes the value attributable to personal use of a Company-provided automobile in the annual amount of $19,213 for four years.

(2)	Payments in connection with a change in control may be less than those shown in this table, since Mr. Miller’s employment agreement provides such payments will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax.

If Mr. Miller terminates the employment agreement without good reason or the Company terminates the employment agreement for cause, Mr. Miller is entitled to receive the salary, vacation pay and pro rated cash bonus discussed above.

The employment of our Chief Financial Officer, Barry D. Emerson, with us is governed by an employment offer letter dated August 16, 2005, which is referred to as the Offer Letter. The Offer Letter provided for Mr. Emerson to receive a starting annual base salary of $275,000 and a minimum starting annual bonus of $125,000. As a result of periodic annual increases, Mr. Emerson’s annual base salary has since been increased to $371,500. His annual incentive bonuses have been set at the discretion of the Compensation Committee from the overall bonus pool. Pursuant to the Offer Letter, Mr. Emerson received an initial stock option grant and has been and continues to be eligible for additional stock option grants comparable to those provided to other senior vice presidents of the Company. In addition, the Offer Letter provides that Mr. Emerson receives use of a Company automobile.

Pursuant to the Offer Letter, we and Mr. Emerson have entered into a Severance Agreement that provides that his employment is “at will” but that, if we terminate his employment other than for “cause” (as defined in the Severance Agreement), Mr. Emerson will receive a severance package which will include one year’s base salary and one year’s health coverage for him and his family. Payment of the severance benefit is conditioned upon the execution of a release by Mr. Emerson of all claims he may have against us. Mr. Emerson is also party to a Change of Control Severance Agreement, which is discussed in detail below. In the event that a termination of employment would result in any duplicate payments or benefits under the Severance Agreement and under the Change of Control Severance Agreement, Mr. Emerson would not be entitled to receive such duplicate payments or benefits under the Severance Agreement. The table below reflects the estimated amount of payments and other benefits payable under Mr. Emerson’s severance agreement, assuming that the termination occurred on January 3, 2016.

Table Showing Benefits on a Termination Other than for Cause

Name	Cash Severance	Value of Medical Continuation	Total
Barry D. Emerson	$361,500	$19,996	$381,496

On August 5, 2015, the Company entered into a Change of Control Severance Agreement with each of the following: Mr. Emerson; Richard A. Johnson, Executive Vice President; Boyd O. Clark, Senior Vice President, Buying; and Gary S. Meade, Senior Vice President, General Counsel and Secretary. Each agreement provides for the payment of severance and other benefits to the named executive officer in the event of a termination of their employment by the Company without “cause” or by the named executive officer for “good reason,” in either case, upon or within two years following a “change of control” of the Company (“cause,” “good reason” and “change of control” are all defined in the Change of Control Severance Agreement). In the event of a qualifying termination, each agreement provides for a severance package which will include: (a) a lump sum cash payment equal to two times the sum of the named executive officer’s annual “base salary” (based on the rate in effect immediately prior to the termination date or the rate in effect immediately prior to the change of control, whichever is greater) and “annual bonus” (based on the average of the three most recent annual bonuses paid before the termination date or the change of control, whichever is greater); (b) a lump sum cash payment equal to a pro rata portion of the named executive officer’s “annual bonus”; (c) a lump sum cash payment equal to any unpaid annual bonus which the named executive officer would have received for any fiscal year that ends on or before the termination date had the named executive officer remained employed through the payment date (determined using the same method of determining annual bonuses in prior fiscal years); (d) Company-paid COBRA premium payments for up to eighteen months following the termination date; (e) Company-paid outplacement services for up to twelve months following the termination date; and (f) accelerated vesting of all outstanding equity awards that vest solely based on the passage of time.

The named executive officer’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company. In addition, to the extent that any change of control payment or benefit would be subject to an excise tax imposed in connection with the Golden Parachute Excise Tax, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the named executive officer receives the greater of the (i) net amount of the change of control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change of control payments and benefits without such reduction. The table below reflects the estimated amount of payments and other benefits payable under each named executive officer’s severance agreement, assuming that the termination occurred on January 3, 2016.

Table Showing Benefits on a Termination Without Cause or For Good Reason Following a Change of Control

Name	Cash Severance	Annual Bonus(1)	Value of Medical Continuation	Value of Outplacement Services(2)	Value of Equity Acceleration(3)	Total
Barry D. Emerson	$986,333	$125,500	$29,994	$7,000	$78,504	$1,227,331
Boyd O. Clark	$880,000	$159,500	$29,994	$7,000	$78,504	$1,154,998
Richard A. Johnson	$827,000	$134,500	$21,151	$7,000	$78,504	$1,068,155
Gary S. Meade	$631,333	$78,500	$21,151	$7,000	$78,504	$816,488

(1)	Because the amounts in the Annual Bonus column are to be determined using the same method of determining annual bonuses in prior fiscal years, the amounts shown in this column reflect the actual bonus payments made to the named executive officers in March 2016 for bonuses earned in fiscal 2015, which were determined using the same method of determining annual bonuses in prior fiscal years.

(2)	The amounts shown in the Value of Outplacement Services column are estimates determined after consultation with an outplacement services company.

(3)	The amounts in the Value of Equity Acceleration column are the sum of (a) the fair market value of unvested equity on January 3, 2016, based upon our most recent closing stock price as of that date of $9.99 (equal to $73,426.50 for each named executive officer), plus (b) dividends that accrued on the unvested equity as of January 3, 2016 (equal to $5,077.50 for each named executive officer).

Compensation of Directors

Our Board of Directors sets directors’ compensation based on its review of publicly-available information about what other companies pay their directors.

Directors who are also employees of the Company are compensated as officers of the Company and receive no additional compensation for serving as directors.

Non-employee directors receive an annual retainer of $30,000 for service on the Board, plus $2,500 for attendance at each regularly scheduled meeting of the Board or each committee meeting not otherwise held on the day of a board meeting or other committee meeting, $1,000 for attendance at each committee meeting held on the day of a board meeting or other committee meeting, and $1,000 for attendance by telephone at any specially called telephonic board meeting or committee meeting. The Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive additional annual retainers of $10,000, $7,500 and $5,000, respectively. Each non-employee director is granted options to purchase 10,000 shares of the Company’s common stock upon his or her initial appointment or election to the Board. The options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vest in four equal annual installments beginning with the first anniversary of the date of grant. Effective July 2014, each non-employee director is annually granted 4,200 restricted shares of the Company’s common stock or, at such non-employee director’s election, 4,200 restricted stock units. This restricted stock and these restricted stock units vest one hundred percent (100%) on the first anniversary of the date of grant, although the stock underlying such restricted stock units will not become deliverable until the 10th business day of January following the calendar year in which the director’s service on the Board terminates for any reason. (Prior to July 2014, each non-employee director was annually granted options to purchase 3,000 shares of the Company’s common stock and annually granted 3,000 restricted shares of the Company’s common stock or, at such non-employee director’s election, 3,000 restricted stock units, and these options, this restricted stock and these restricted stock units vested in four equal annual installments beginning with the first anniversary of the date of grant.) Annual grants have been and will be made on the date of the Company’s annual meeting of stockholders. Directors are also reimbursed for all out-of-pocket expenses incurred in attending meetings.

Director Compensation for Fiscal 2015

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sandra N. Bane	$75,000	$61,572	0	0	0	0	$136,572
Dominic P. DeMarco	$71,000	$61,572	0	0	0	0	$132,572
Nicholas Donatiello, Jr.	$18,603	$61,572	$62,246	0	0	0	$142,421
Jennifer H. Dunbar	$73,500	$61,572	0	0	0	0	$135,072
Robert C. Galvin	$38,484	$61,824	$58,195	0	0	0	$158,503
Van B. Honeycutt	$81,500	$61,572	0	0	0	0	$143,072
David R. Jessick	$66,500	$61,572	0	0	0	0	$128,072

(1)	The fees earned for fiscal 2015 by Mr. DeMarco were paid in cash to Stadium Capital Management GP, LP, at the direction of Mr. DeMarco.

(2)

The dollar value of Stock Awards (including restricted stock and restricted stock units) shown represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award entitles the director to receive one restricted share of our common stock (subject to vesting), in the case of a grant of restricted stock without the payment of an exercise price or other cash consideration. In the case of restricted stock units, each Stock Award represents the right to receive one share of our common stock at a specified time, subject to satisfaction of the applicable vesting conditions. The amounts reported in the “Stock Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a director will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

(3)	The dollar value of Option Awards shown represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, on the basis of the fair value of the option on the grant dates and without any adjustment for estimated forfeitures. Each Option Award entitles the director to purchase one share of our common stock at the time of vesting upon payment of the applicable exercise price. The amounts reported in the “Option Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value, if any, that a director may realize with respect to each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold.

(4)	Prior to 2008, our non-employee directors received annual stock option awards and, commencing in 2008, a combination of stock option and restricted stock awards. As of 2011, each non-employee director could elect to receive restricted stock units in lieu of such restricted stock awards. The following table shows, as of January 3, 2016, the total number of shares of our common stock subject to unvested restricted stock and restricted stock units, and vested and unvested stock option awards outstanding for each non-employee director:

Director	Total Unvested Restricted Stock and Restricted Stock Unit Awards Outstanding	Total Option Awards Outstanding
Sandra N. Bane	9,099	32,000
Dominic P. DeMarco	9,099	19,000
Nicholas Donatiello, Jr.	4,280	10,000
Jennifer H. Dunbar	9,099	28,300
Robert C. Galvin	4,280	10,000
Van B. Honeycutt	7,950	16,000
David R. Jessick	9,099	42,000

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon review of copies of Section 16(a) reports furnished to the Company during or with respect to the year ended January 3, 2016, the Company believes that all Section 16(a) reporting requirements were timely met by its directors and officers during fiscal 2015.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Procedures

Our Audit Committee’s written charter requires that the Audit Committee review on an ongoing basis and approve or disapprove all related party transactions that are required to be disclosed by Item 404 of Regulation S-K. The written Audit Committee Meeting Planner prepared and approved by the Audit Committee provides that this will occur annually at the first quarterly Audit Committee meeting each year and at such other times as needed. During each such review, the Company’s General Counsel discusses the requirements of Item 404 of Regulation S-K and reports on all related party transactions or arrangements that have been determined to require review, following which the Audit Committee formally approves or disapproves each such transaction or arrangement. The items described below were approved by the Audit Committee following this policy and procedure, except for those payments or transactions consummated pursuant to agreements that were entered into prior to our initial public offering and the establishment of the Audit Committee, which occurred in 2002.

The Company has no formal policy regarding the standards to be applied by the Audit Committee in determining whether to approve or disapprove related party transactions. However, in determining whether a proposed related party transaction is in the best interests of the Company and whether to approve or disapprove the transaction, our Audit Committee has generally considered, among other factors, the terms that it believed would be available to the Company in an arms’ length transaction with an unrelated third party. In particular, the Audit Committee has historically required that (i) the terms of the relevant transaction be, in the opinion of the Audit Committee, no less favorable to the Company than those likely to be available from an unaffiliated third party and (ii) the Company would be expected to obtain a comparable or more favorable result than it would in an arms’ length transaction with an unrelated third party. In applying this standard, the Audit Committee also considers whether the transaction would be conducted in the same manner as it would be for such an unrelated third party. Other factors typically considered by the Audit Committee in making such determination include the benefit of the transaction to the Company (including the cost, nature, quantity and quality of the goods or services involved), and the terms, conditions and circumstances of the transaction. In making such a determination, the Audit Committee relies on information provided to it by Company management as well as the general knowledge and experience of Audit Committee members.

Fiscal 2015 Transactions

G. Michael Brown was a director of the Company until his retirement from the Board in June 2015. Mr. Brown is a partner of the law firm of Musick, Peeler & Garrett LLP, which the Company retains from time to time to handle various litigation matters. The Company received services from the law firm of Musick, Peeler & Garrett LLP amounting to $0.7 million in fiscal year 2015, and amounts due to Musick, Peeler & Garrett LLP totaled $41,000 as of January 3, 2016.

Prior to his death in fiscal 2008, the Company had an employment agreement with Robert W. Miller, co-founder of the Company and the father of Steven G. Miller, Chairman of the Board, President, Chief Executive Officer and a director of the Company. The employment agreement provided for Robert W. Miller to receive an annual base salary of $350,000. The employment agreement further provided that, following his death, the Company will pay his surviving wife $350,000 per year and provide her specified benefits for the remainder of her life. During fiscal 2015, the Company made a payment of $350,000 to Robert W. Miller’s wife. The Company recognized expense of $0.3 million in fiscal 2015 to provide for a liability for the future obligations under this agreement. Based upon actuarial valuation estimates related to this agreement, the Company recorded a liability of $1.5 million as of January 3, 2016.

Bradley A. Johnson, the son of Richard A. Johnson, the Company’s Executive Vice President, is employed by the Company as a Division Merchandise Manager. For his services in 2015, Bradley A. Johnson earned cash compensation (salary and bonus) of $174,238, received employee benefits customary for similarly-situated Company employees, and was awarded 1,200 restricted shares of Company common stock (vesting over 4 years). The salary and bonus received by Bradley A. Johnson is consistent with those paid to other Company employees with similar responsibilities.

In addition to the indemnification provisions contained in the Company’s Charter and Bylaws, the Company has indemnification agreements with each of its directors and executive officers. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts (collectively, “Liabilities”) incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request, if the applicable director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. These agreements also require the Company to advance expenses incurred by any of its directors or executive officers in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. In fiscal 2015, the Company did not advance any amounts to directors and executive officers under this provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 28, 2016 by:

•	each of the named executive officers in the Summary Compensation Table on page 29;

•	each of the Company’s directors;

•	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% the Company’s common stock; and

•	all current directors and executive officers as a group.

Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. Percentage ownership is based on 21,861,315 shares of common stock outstanding as of April 28, 2016.

Name(1)	Beneficial Ownership of Common Stock
	Shares		Percent (%)(2)
Steven G. Miller.	1,209,690	(3)	5.5
Sandra N. Bane	38,750	(4)	*
Dominic P. DeMarco	16,750	(5)	*
Nicholas Donatiello, Jr	2,500	(6)	*
Jennifer H. Dunbar	54,193	(7)	*
Robert C. Galvin	—		—
Van B. Honeycutt	128,812	(8)	*
David R. Jessick	38,750	(9)	*
Boyd O. Clark	59,863	(10)	*
Barry D. Emerson	37,701	(11)	*
Richard A. Johnson	99,560		*
Gary S. Meade	18,739		*
All directors and executive officers as a group (14 persons)	1,731,041	(12)	7.9

5% Stockholders
BlackRock, Inc. (13)	1,753,508		8.0
Dimensional Fund Advisors LP (14)	1,432,777		6.6
LSV Asset Management (15)	1,127,095		5.2
Stadium Capital Management, LLC (16)	2,890,811		13.2

*	Indicates less than 1%.

To the Company’s knowledge, none of the shares held by directors and executive officers have been pledged as security for any obligation.

(1)	The address for each stockholder is 2525 East El Segundo Boulevard, El Segundo, California 90245, except as otherwise indicated below.

(2)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 28, 2016 are deemed to be outstanding and beneficially owned by the person holding such options or who otherwise has beneficial ownership thereof for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Includes 741,885 shares of common stock held by Steven G. Miller and Jacquelyne G. Miller, as trustees of the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990, 374,232 shares of common stock held by Robert W. and Florence Miller Family Partners, L.P., of which Steven G. Miller is a limited partner and shares dispositive power with respect to the shares pursuant to a trading authorization dated

November 12, 2004 executed by Robert W. Miller and Florence H. Miller, as general partners, and 30,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 28, 2016. Steven G. Miller disclaims beneficial ownership in the shares owned by Robert W. and Florence Miller Family Partners, L.P. except to the extent of his pecuniary interest therein. Jacquelyne G. Miller shares beneficial ownership of the 741,885 shares of common stock held by the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990.

(4)	Includes 29,750 shares which may be acquired upon the exercise of options exercisable within 60 days of April 28, 2016.

(5)	Includes 16,750 shares which may be acquired upon the exercise of options exercisable within 60 days of April 28, 2016. Excludes shares beneficially held by Stadium Capital Management, LLC and its affiliated funds, as to which Mr. DeMarco disclaims beneficial ownership.

(6)	Includes 2,500 shares which may be acquired upon the exercise of options exercisable within 60 days of April 28, 2016.

(7)	Includes 19,143 shares of common stock held by Jennifer H. Dunbar, Trustee of the Lilac II Trust dated June 28, 2000 and 26,050 shares which may be acquired upon the exercise of options exercisable within 60 days of April 28, 2016.

(8)	Includes 107,362 shares of common stock held by the Van B. Honeycutt & Diana H. Honeycutt Living Trust dated September 24, 2001 and 11,250 shares which may be acquired upon the exercise of options exercisable within 60 days of April 28, 2016.

(9)	Includes 29,750 shares which may be acquired upon the exercise of options exercisable within 60 days of April 28, 2016.

(10)	Includes 15,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 28, 2016.

(11)	Includes 20,290 shares of common stock held by The Emerson Family Trust Dated June 3, 2009 and 14,011 shares which may be acquired upon the exercise of options exercisable within 60 days of April 28, 2016.

(12)	Includes 175,061 shares which the directors and executive officers may be deemed to have beneficial ownership with respect to options to purchase the Company’s common stock exercisable within 60 days of April 28, 2016.

(13)

The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2016 by the reporting person. The reporting person’s holdings are based upon the holdings disclosed in the Schedule 13G/A, which also states that the reporting person has sole voting power over 1,715,819 of the 1,753,508 shares beneficially held as of that date.

(14)	The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746, as reported in the Schedule 13G filed with the Securities and Exchange Commission on February 9, 2016 by the reporting person. The reporting person’s holdings are based upon the holdings disclosed in the Schedule 13G, which also states that the reporting person has sole voting power over 1,371,039 of the 1,432,777 shares beneficially held as of that date.

(15)	The address for LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, Illinois 60606, as reported in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2016 by the reporting person. The reporting person’s holdings are based upon the holdings disclosed in the Schedule 13G, which also states that the reporting person has sole voting power over 522,795 of the 1,127,095 shares beneficially held as of that date.

(16)

The address for Stadium Capital Management, LLC is 199 Elm Street, New Canaan, CT 06840, as reported in the Schedule 13D filed with the Securities and Exchange Commission on August 22, 2011, and amended on October 13, 2011, October 26, 2011, May 13, 2013, August 12, 2013, December 18, 2014, January 21, 2015, February 4, 2015, March 17, 2015, May 4, 2015, August 8, 2015 and March 7, 2016 (as so amended, the “Schedule 13D”). According to the Schedule 13D, Stadium Capital Management, LLC is an investment adviser whose clients, including Stadium Capital Partners, L.P., have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares reported above. Stadium Capital Partners, L.P. has such a right with respect to 2,630,539 of the 2,890,811 shares reported above. Alexander M. Seaver and Bradley R. Kent are the managing members of Stadium Capital Management, LLC, and Stadium Capital Management, LLC is the general partner of Stadium Capital Partners, L.P.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s equity compensation plans as of January 3, 2016. For a description of the material features of these plans, see “Executive and Director Compensation and Related Matters — Stock Options and Equity Compensation.”

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	654,630	$15.16	597,202
Equity compensation plans not approved by security holders	—	—	—
Total	654,630	$15.16	597,202

(1)	The Company has stock options outstanding under two equity compensation plans: the 2002 Plan and the 2007 Plan. However, except as to outstanding awards, the 2002 Plan was terminated immediately after the Company’s 2007 annual meeting of stockholders. Accordingly, no additional options may be granted under that plan. Shares subject to options under the 2002 Plan that are forfeited or cancelled, or otherwise expire without issuance of the underlying shares, shall become available for issuance under the 2007 Plan.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item No. 4 on Proxy Card)

We are providing stockholders an advisory vote to approve the compensation of our named executive officers, also known as a “say-on-pay” proposal. The Board has determined to hold these votes annually. The advisory vote is a non-binding vote on the compensation of our named executive officers as described in this Proxy Statement in the “Executive and Director Compensation and Related Matters — Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure.

At our 2015 Annual Meeting, more than 90% of the votes cast on our say-on-pay proposal were voted in favor of the proposal. Our Compensation Committee considered the result of this vote and concluded that our pay for performance philosophy is supported by stockholders and that no specific changes to its executive compensation program were warranted.

As noted above in the section entitled “Executive and Director Compensation and Related Matters — Compensation Discussion and Analysis,” our executive compensation program utilizes elements including base salary, annual bonus awards, long term stock-based incentive awards, and health and other benefits to achieve the following goals:

•	attracting, motivating and rewarding highly talented, qualified and experienced executive officers responsible for our success;

•	encouraging retention of top executives who may have attractive opportunities at other companies;

•	providing rewards for successful performance;

•	aligning annual short term incentive rewards with actual Company operating performance;

•	using longer-term stock-based incentive awards, which vest over time, to align executive officers’ interests with those of the stockholders; and

•

providing total compensation to each executive officer that is internally equitable and reasonable in light of the executive officer’s level of experience and qualifications as well as general market practice, including compensation levels of certain peer companies.

The Board and the Compensation Committee believe that our compensation programs, which align pay with performance and which have been relatively stable over time, have accomplished the foregoing goals.

We strongly encourage stockholders to review this Proxy Statement, and in particular the information contained in the “Executive and Director Compensation and Related Matters” section, including the tabular and narrative disclosure, for a more detailed discussion of our compensation philosophy, objectives and programs.

In summary, compensation actions in 2015 for our named executive officers included:

•	Base salaries for 2015 were increased by a modest 2.2%, a smaller percentage and dollar increase than 2013 and 2014, in light of the Company’s financial performance in fiscal 2014.

•

Annual bonuses for fiscal 2015 (determined and paid in March 2016) were increased from the prior year because the Company’s EBITDA for fiscal 2015 increased compared with 2014. Specifically, in 2015, our EBITDA increased by 2.7%, the total amount of bonuses paid to employees increased by 5%, and the amount of bonuses paid to the named executive officers as a group increased by 4.4% (following a substantial decrease in the previous year).

•

The value of equity grants to named executive officers as a group in 2015 (made in March 2015) decreased by 15% compared to 2014, reflecting the decrease in the Company’s stock price from March 2014 to March 2015. As in the past, these equity awards vest over a four-year time frame for retention purposes and to further align management and stockholder interests.

Required Vote

The adoption of the resolution set forth below approving the Company’s compensation of its named executive officers will require the affirmative vote of a majority of the votes cast “for” or “against” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

We believe that our compensation program for executive officers is conservative relative to our peers. We also believe this program will help to drive improved Company performance even if economic conditions remain challenging.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in the “Executive and Director Compensation and Related Matters” section of the Company’s Proxy Statement, including the “Compensation Discussion and Analysis” subsection thereof and the tabular and narrative disclosures therein required by Item 402 of SEC Regulation S-K.”

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Item No. 5 on Proxy Card)

The Audit Committee has appointed Deloitte & Touche LLP to audit the Company’s consolidated financial statements for the 2016 fiscal year and to audit the Company’s effectiveness of internal control over financial reporting as of January 1, 2017 (i.e., the last day of the Company’s 2016 fiscal year). This appointment is being presented to stockholders for ratification at the Annual Meeting. Although stockholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise by law, the Board of Directors, at the request of the Audit Committee, has elected to seek this ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make statements if they desire and are expected to be available to respond to appropriate questions.

Required Vote

The action of the Audit Committee in appointing of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year will be ratified by the affirmative vote of a majority of the votes cast “for” or “against” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR.

Fees Billed by Deloitte & Touche LLP

The aggregate fees billed for professional services provided by Deloitte & Touche LLP in fiscal years 2014 and 2015 were:

Type of Fees	Fiscal 2015	Fiscal 2014
Audit Fees	$970,260	$946,100
Audit-related Fees
Tax Fees
All Other Fees

Total Fees	$970,260	$946,100

In the above tables, in accordance with the definitions of the Securities and Exchange Commission, “Audit Fees” are fees paid by the Company to Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and review of the unaudited consolidated financial statements included in its quarterly reports on Form 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Other than Audit Fees, the Company paid no fees for services rendered by Deloitte & Touche LLP during fiscal years 2015 and 2014.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder to pre-approve the auditing and permissible non-audit services performed by the Company’s independent registered public accounting firm to provide assurance that the provision of those services does not impair its independence. The Audit Committee has adopted a pre-approval policy to assist it in carrying out this responsibility.

Under the pre-approval policy, the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and/or fees resulting from changes in audit scope, the Company’s organizational structure or other matters. In addition, if the Audit Committee, after reviewing documentation detailing the specific services to be provided by the independent registered public accounting firm and having discussions with the independent registered public accounting firm and with management, determines that the performance of such services would not impair the independence of the independent registered public accounting firm, the Audit Committee may also approve (i) audit-related services, which are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, (ii) tax services such as tax compliance, tax planning and tax advice and/or (iii) permissible non-audit services that it believes are routine and recurring services.

All audit services provided by Deloitte & Touche LLP to the Company for the fiscal years 2015 and 2014 were pre-approved in accordance with the Company’s pre-approval policies and procedures.

PROPOSAL NO. 6

AMENDMENT AND RESTATEMENT OF 2007 EQUITY AND

PERFORMANCE INCENTIVE PLAN

(Item No. 6 on Proxy Card)

Background

In 2007, the Company adopted the Company’s original 2007 Equity and Performance Incentive Plan (“Original 2007 Plan”). The Original 2007 Plan authorized for issuance up to an aggregate of 2,399,250 shares of the Company’s common stock, plus any shares subject to awards previously granted under the Company’s 2002 Stock Incentive Plan and the Company’s 1997 Management Equity Plan (the “Prior Plans”) which are or were forfeited, expire or otherwise terminate without the issuance of shares on or after the April 24, 2007 effective date of the Original 2007 Plan. Prior to the adoption of the Original 2007 Plan, all of the shares initially authorized for issuance under the Original 2007 Plan had been available for grant under the Prior Plans, which plans were frozen upon the adoption of the Original 2007 Plan. Consequently, the adoption of the Original 2007 Plan did not increase the size of the Company’s employee and director equity pool, and, prior to the amendment and restatement of the Original 2007 Plan in 2011, the size of the Company’s employee and director equity award pool had not changed since the Company’s initial public offering in 2002.

In April 2011, the Board adopted an amendment and restatement of the Original 2007 Plan (the “2011 Restatement” and the plan as so amended is referred to as the “2007 Plan”) which among other things, increased by 1,250,000 the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the Original 2007 Plan, (ii) extended the term of the Original 2007 Plan through April 26, 2021, and (iii) approved the continuation of the terms of Article X of the Original 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code. The 2011 Restatement was approved by the stockholders at the Company’s 2011 annual meeting of stockholders.

As of April 19, 2016, 439,973 shares remained available for future grants of awards under the 2007 Plan (excluding any additional shares that may thereafter become available under the 2007 Plan as a result of future forfeiture, expiration or other termination of awards under the Prior Plans). Based on its currently projected needs, the Company anticipates that it will exhaust these available shares during its 2016 fiscal year. Also as of April 19, 2016, there were outstanding under the Prior Plans and the 2007 Plan (i) options to purchase 405,965 shares, with a weighted average exercise price of $12.75 per share and a weighted average remaining term of 2.2 years, and (ii) 379,555 unvested restricted shares.

Accordingly, effective April 19, 2016, the Board adopted an amendment and restatement of the 2007 Plan (the “Amended 2007 Plan”) which, subject to approval of our stockholders, will (i) increase by 2,000,000 the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the 2007 Plan, (ii) extend the term of the 2007 Plan through April 19, 2026, (iii) approve the continuation of the terms of Article X of the 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code, and (iv) implement certain other technical updates and enhancements to the 2007 Plan.

Proposal

Our stockholders are requested to approve the Amended 2007 Plan, which (i) increases by 2,000,000 the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the 2007 Plan, (ii) extends the term of the 2007 Plan through April 19, 2026 (i.e., by approximately five years), (iii) approves the continuation of the terms of Article X of the 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code, and (iv) implements certain technical updates and enhancements. The terms of the Amended 2007 Plan, assuming that the stockholders approve this Proposal No. 6, are described below under “Summary of the Amended 2007 Plan.” A copy of the Amended 2007 Plan is attached in this Proxy Statement as Appendix C.

The Board of Directors believes that the proposed amendments set forth in the Amended 2007 Plan, including the proposed increase in shares authorized, are necessary to ensure that the Company maintains the ability in the future to continue to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock awards. As of April 19, 2016, 439,973 shares remained available for future grants of awards under the 2007 Plan (excluding any additional shares that may become available under the 2007 Plan as a result of future forfeiture, expiration or other termination of awards under the 2007 Plan or the Prior Plans). The increase in shares under the 2007 Plan is therefore necessary to ensure that enough shares will be available for the issuance of stock awards so as to incentivize and retain key employees of the Company, which can assist in maximizing the full potential of stockholder value.

In addition, Section 162(m) of the Internal Revenue Code requires that the stockholders approve the continuation of the material terms of performance based compensation not less than every five years. These terms are set forth in Article X of the Amended 2007 Plan and described below under “-Summary of the Amended 2007 Plan — Performance Awards and Code Section 162(m) Provisions.” By approving the Amended 2007 Plan, stockholders will be approving the continuation of these terms for five additional years. See “— Summary of the Amended 2007 Plan — Duration, Termination and Amendment of the Amended 2007 Plan; Effectiveness of the Amendment.”

Required Vote

Affirmative votes representing a majority of the votes cast “for”, “against” or “abstain” with respect to the proposal in person or by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. A vote to “abstain” on the proposal will be considered as a vote cast with respect to such matter, and will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED 2007 PLAN.

Purpose of the Amended 2007 Plan

The Board of Directors believes that the Amended 2007 Plan is necessary to ensure that the Company maintains the ability in the future to continue to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock options, stock appreciation rights, restricted stock, other stock unit awards, and performance awards, so as to incentivize and retain key employees of the Company, which can assist in maximizing the full potential of stockholder value. The Amended 2007 Plan also permits the award of other stock unit awards or performance awards payable in cash or shares, or the award of restricted stock with restrictions lapsing on the attainment of performance goals, to certain executive officers of the Company which will qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code, as discussed below.

Summary of the Amended 2007 Plan

The principal features of the Amended 2007 Plan are summarized below. This summary, however, is not intended to be a complete discussion of all of the terms of the Amended 2007 Plan. A copy of the Amended 2007 Plan is attached hereto as Appendix C.

Shares Subject to the Amended 2007 Plan

Up to an aggregate of 2,439,973 shares of common stock of the Company are authorized for issuance under the Amended 2007 Plan, plus the number of shares which were subject to awards granted under the Prior Plans as of April 24, 2007 and which awards are or were forfeited, expired or cancelled without the issuance of shares after the April 24, 2007 effective date of the Original 2007 Plan. This represents an increase of 2,000,000 shares from the amount available under the 2007 Plan as previously in effect. The maximum aggregate number of shares issuable under the Amended 2007 Plan which may be subject to ISOs (as defined below) is 2,399,250 shares, regardless of any such transfer of shares from the Prior Plans to the Amended 2007 Plan.

Any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one share for every one share granted. Any shares that are subject to awards other than options or stock appreciation rights (including shares delivered on the settlement of dividend equivalents) shall be counted against this limit as 2.5 shares for every one share granted. The aggregate number of shares available under the Amended 2007 Plan and the number of shares subject to outstanding options will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction.

If any shares subject to an award under the Amended 2007 Plan or to an award under the Prior Plans are forfeited, expire or are cancelled without issuance of such shares, the shares shall again be available for awards under the Amended 2007 Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights granted under the Amended 2007 Plan or options or stock appreciation rights granted under the Prior Plans and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under the Amended 2007 Plan. Shares which are received or withheld by the Company to satisfy tax liabilities arising from the grant or exercise of an option or award, or as a result of the use of shares to pay the option price, shall not again be available to awards under the Amended 2007 Plan.

Eligibility and Participation

All employees (including officers), directors, and consultants of the Company or any subsidiary are eligible for selection to receive awards under the Amended 2007 Plan, subject to the following restrictions: (1) no ISO may be granted to any person who, at the time of grant, is not an employee of the Company or any subsidiary, and (2) no participant may be granted options or stock appreciation rights during any fiscal year of the Company with respect to more than 500,000 shares, (3) no participant may be granted restricted stock, performance awards and/or other stock unit awards that are denominated in shares in any fiscal year of the Company with respect to more than 250,000 shares, and (4) the maximum dollar value payable to any participant in any fiscal year of the Company with respect to performance awards the value of which are not determined by reference to the value of shares is $2,000,000. The share limitations set forth above are subject to adjustment in the event of a reorganization, spin-off, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction during any fiscal year of the Company or portion thereof. If an option or stock appreciation right expires or terminates for any reason without having been exercised in full, or if any award is cancelled, the unpurchased shares subject to that expired or terminated option or stock appreciation right or cancelled award continue to be counted against the maximum number of shares for which options or stock appreciation rights or other awards may be granted to a participant during a fiscal year of the Company. Subject to such limitations, an individual who has been granted an option or stock appreciation right or other award may, if such individual is otherwise eligible, be granted additional options or stock appreciation rights or other awards as the Committee may determine.

Administration of the Amended 2007 Plan

The Amended 2007 Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), consisting of two or more directors of the Company who are (a) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and (b) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and (c) “independent directors” under Nasdaq or other applicable stock exchange rules; except that, so long as the Committee contains at least two such directors that meet the above requirements, the Committee may also include one additional director who does not meet those criteria if he or she abstains or recuses himself or herself in connection with voting on grants and awards to all Covered Employees (as defined in the Amended 2007 Plan) and to all officers of the Company who are subject to Section 16 of the Exchange Act. The Committee has extremely broad discretion and power in interpreting and operating the Amended 2007 Plan and in determining the employees, directors and consultants who shall be participants, and the terms of individual options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, and dividend equivalents. To the extent permitted by applicable law, the Committee may delegate to one or more directors or officers the authority to grant awards to employees or officers who are not directors, “covered employees” whose compensation is subject to the limits of Section 162(m) of the Internal Revenue Code, or officers subject to the short-swing rules of Section 16 of the

Exchange Act. For a description of the limitation on deductibility under Section 162(m) of the Internal Revenue Code for compensation paid to certain executive officers, see “— Federal Income Tax Matters — $1,000,000 Limit on Deductible Compensation.”

Types of Awards

Awards under the Amended 2007 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, or dividend equivalents. The nature of each of such type of award is discussed below. Each award will be made by an award agreement whose form and content shall be determined by the Committee in its discretion, consistent with the provisions of the Amended 2007 Plan. The terms of award agreements for a particular type of award need not be uniform.

Type of Options

Two types of options may be granted under the Amended 2007 Plan: options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code, and options not so qualified for favorable federal income tax treatment (“NSOs”). To date, all options issued under the Original 2007 Plan have been non-qualified options.

Stock Appreciation Rights

The Committee, in its discretion, may also issue stock appreciation rights to employees, consultants and directors of the Company. A stock appreciation right is a right to receive a payment based on the increase in the fair market value of a share after the date of grant. The Committee may determine, in its discretion, that a stock appreciation right will be paid out in cash or in shares on its exercise. The number of shares that may be issued on the exercise of a stock appreciation right shall be determined by dividing: (a) the total number of shares as to which the stock appreciation right is exercised, multiplied by the amount by which the fair market value of one share on the exercise date exceeds the fair market value of one share on the date of grant of the stock appreciation right, by (b) the fair market value of one share on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing shares on the exercise of a stock appreciation right, the Committee may in its sole discretion elect to pay the cash value of such shares. The Committee will not, however, take any action regarding a stock appreciation right, or otherwise under the Amended 2007 Plan, that could subject a participant to a penalty tax under Section 409A of the Internal Revenue Code.

Restricted Stock

The Committee, in its discretion, may also grant awards of restricted stock to participants. Restricted stock shall be shares granted or sold to a participant that are subject to vesting restrictions based on continued employment or attainment of performance goals. Subject to the 10% exception described below, restricted stock that is not intended to be “performance based” compensation will not fully vest over a period of less than three years to the extent such vesting occurs solely as a result of the continuous status as an employee, director or consultant (i.e., excluding accelerated vesting in circumstances such as a change of control, retirement, death or disability).

Other Stock Unit Awards

The Committee, in its discretion, may grant other stock unit awards, which are awards valued in whole or part by reference to, or otherwise based on, shares. Other stock unit awards shall be subject to such conditions and restrictions as may be determined by the Committee, and may be payable in the form of cash or shares. Subject to the 10% exception described below, other stock unit awards that are not intended to be “performance based” compensation will not fully vest over a period of less than three years to the extent such vesting occurs solely as a result of the continuous status as an employee, director or consultant (i.e., excluding accelerated vesting in circumstances such as a change of control, retirement, death or disability).

Performance Awards and Code Section 162(m) Provisions

The Committee, in its discretion, may issue performance awards to participants, the payment of which will be determined by the achievement of performance goals over a performance period. Upon the grant of a performance award, the Committee shall determine the relevant performance goals and the performance period.

The performance goals shall be based on the attainment of specified levels, or growth, of one or any combination of the following factors, or an objective formula determined at the time of the award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); an adjusted formula of EBITDA determined by the Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Unless the Committee determines otherwise when it sets the performance goals for an award, objective adjustments shall be made to any of the foregoing measures for items that will not properly reflect the Company’s financial performance for these purposes, such as the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that may occur during the performance period. Also, unless the Committee determines otherwise in setting the performance goals for an award, such performance goals shall be applied by excluding the impact of (a) restructurings, discontinued operations, and charges for extraordinary items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required or recommended by generally accepted accounting principles.

Subject to the 10% exception described below, the performance period shall be determined by the Committee, but shall not be shorter than one year nor longer than five years.

Performance awards will generally be paid only after the end of the relevant performance period, and may be paid in cash, shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment.

The Compensation Committee may determine, in its discretion, that performance awards granted to executive officers of the Company whose compensation is subject to the deductibility limit of Section 162(m) of the Internal Revenue Code will qualify as “performance based” compensation. The Compensation Committee may likewise determine that the vesting of restricted stock, and the vesting or payment of any other stock unit award, granted to such an executive officer will be subject to the achievement of the objective performance goals over a performance period, and thus satisfy the requirements to be “performance based” compensation.

In the case of any performance award, restricted stock, or other stock unit award that is intended to constitute “performance based” compensation, the performance goals and other terms and conditions of the award will be set by the Committee within the time prescribed by Section 162(m) and the regulations thereunder. If the performance period is 12 months or longer, such performance goals must be set by the Committee within the first 90 days of the performance period.

The Committee may adjust downward, but not upward, the amount payable to any executive officer of the Company under any award that is intended to constitute “performance based” compensation. The Committee may not waive the achievement of the applicable performance goals, except in the case of death or disability of the participant, or the occurrence of a change in control of the Company.

Before the vesting, payment, settlement or lapsing of any restrictions with respect to any award that is intended to constitute “performance based” compensation, the Committee shall certify in writing that the applicable performance criteria have been achieved to the extent necessary for such award to qualify as “performance based” compensation within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee shall have the power to impose such other restrictions on awards intended to constitute “performance based” compensation as it may deem necessary or appropriate to ensure that such awards satisfy all requirements to constitute “performance based” compensation within the meaning of Section 162(m), or which are not inconsistent with such requirements.

Unless affirmative votes representing a majority of the votes cast under applicable law or rules approve the continuation of the “performance based” compensation provisions of the Amended 2007 Plan at the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the effective date of the Amended 2007 Plan, no awards other than stock options or stock appreciation rights, or restricted stock that is not intended to be “performance based” compensation, shall be made following the date of such meeting to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m). Under currently applicable law or rules, to be duly constituted, a majority of the shares of capital stock outstanding and entitled to vote would have to be present in person or by proxy at the meeting at which stockholders vote to approve the continuation of the “performance based” compensation provisions of the Amended 2007 Plan.

10% Exception for Vesting and Performance Periods

The three-year vesting requirements for restricted stock and other stock unit awards, and the one-year minimum performance period for performance awards, shall not apply with respect to grants in the aggregate of up to 10% of the shares authorized under the Amended 2007 Plan, including shares which become authorized under the Amended 2007 Plan by virtue of cancellations, forfeitures and terminations of awards under the Prior Plans (i.e., approximately 800,463 shares plus 10% of the number of shares which have been since April 24, 2007, or hereafter are, transferred from the Prior Plans).

Dividend Equivalents

The Committee, in its sole discretion, may determine that a participant who receives an award will also be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on shares (“dividend equivalents”) with respect to the number of shares covered by the award. The Committee may also provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested. Dividend equivalents credited in connection with an award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited. In the event of a recapitalization, reorganization, spin-off, reclassification, stock dividend, stock split, reverse stock split or similar transaction, the Committee may, in its discretion, make an appropriate adjustment to dividend equivalents.

Option and Other Award Price

The purchase price for shares covered by each option shall not be less than 100% of the fair market value of such shares on the date of grant, but if an ISO is granted to a more than 10% stockholder of the Company or its subsidiaries (measured by ownership of voting power), the purchase price of an ISO shall not be less than 110% of the fair market value of such shares on the date of grant. The base price for a stock appreciation right shall not be less than 100% of the fair market value of shares as of the date of grant. The Committee, in its discretion, may determine the purchase price, if any, for restricted stock, other stock unit awards, and performance awards.

Exercisability of Options and Stock Appreciation Rights; Vesting of Restricted Stock and Other Awards

The Committee shall determine when and under what conditions any option or stock appreciation right shall become exercisable and when restricted stock, other stock unit awards, and performance awards shall become vested. However, the aggregate fair market value of shares of common stock of the Company (determined at the date of grant) for which ISOs (whenever granted) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000; any options in excess of this limit shall be treated as NSOs. The purchase price of shares on the exercise of an option shall be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject to the approval of the Committee and subject to applicable law, by the delivery of shares of common stock of the Company already owned by the participant, through a “broker’s” exercise involving the immediate sale or pledge of shares with a value sufficient to pay the exercise price, or by any other method permitted by applicable law. The Committee shall determine, in its discretion, the form of any payment for restricted stock, other stock unit awards, and performance shares.

Duration of Options and Stock Appreciation Rights

Each option or stock appreciation right shall expire on the date specified by the Committee, but all options and stock appreciation rights shall expire within 10 years of the date of grant. ISOs granted to more than 10% stockholders of the Company (measured by ownership of voting power) shall expire within five years from the date of grant.

No Repricing

The Committee has no authority to reprice any option, to reduce the base price of any stock appreciation right, or cancel any option and replace it with another award available under the Amended 2007 Plan, including cash, when the fair market value of the underlying shares is less than the option’s exercise price per share.

Termination of Employment

If a participant ceases to be employed by the Company or any of its subsidiaries for any reason (including death or permanent disability) other than termination for cause, the participant’s options that were vested and exercisable shall remain exercisable until the end of the original term or for the period determined by the Committee in the individual option agreement or otherwise, whichever expires earlier. After a participant’s death, options may be exercised by the person or persons to whom the participant’s rights pass by will or the laws of descent and distribution. Unless the Committee determines otherwise in its discretion, similar rules shall apply to stock appreciation rights. The treatment of each award of restricted stock, other stock unit award, or performance award on the termination of employment, death, or disability of the participant shall be determined by the Committee in its discretion. If a participant’s employment is terminated for cause, all of his awards may be immediately terminated and canceled, in the Committee’s discretion.

Certain Corporate Transactions

Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company or other change of control events specified in the Amended 2007 Plan, the Committee, may, in its sole discretion, do one or more of the following: (i) shorten the period during which options and stock appreciation rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the participants); (ii) accelerate in whole or in part any vesting schedule to which an option, stock appreciation right, restricted stock, other stock unit award or performance award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock, other stock unit awards, stock appreciation rights or options or grant replacement options or stock appreciation rights with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise; (iv) cancel options upon payment to the participants in cash of an amount that is the equivalent of the excess of the fair market value of the common stock of the Company (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the option to the extent the options are vested and exercisable, and cancel stock appreciation rights by paying the value thereof; or (v) make any other modification or adjustment that the Committee deems appropriate in its discretion. The Committee may also provide for one or more of the foregoing alternatives in any particular award agreement.

Rights as a Stockholder

The recipient of an option or stock appreciation right will have no rights as a stockholder with respect to shares of Company common stock covered by an option or stock appreciation right until the date such recipient becomes a holder of record of such shares, unless the Committee, in its discretion, elects to grant the participant dividend equivalent rights in connection with such option or stock appreciation right. The recipient of restricted stock or of an other stock unit award will generally have all the rights of a stockholder with respect to the shares of common stock of the Company issued pursuant to such award, including the right to vote such shares, but the Committee may determine that any dividends and distributions with respect to such shares will be subject to the same vesting restrictions, if any, as the underlying shares.

Assignability of Options, Stock Appreciation Rights and Other Awards

An ISO granted under the Amended 2007 Plan shall, by its terms, be non-transferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the participant’s lifetime only by him or her. Any award issued under the Amended 2007 Plan other than an ISO shall be nontransferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, or, with the consent of the Committee, during the participant’s lifetime by gift to one or more members of the participant’s immediate family or to a trust for their benefit.

Duration, Termination and Amendment of the Amended 2007 Plan; Effectiveness of the Amendment

The Original 2007 Plan became effective upon its adoption by the Board on April 24, 2007. That effectiveness was subject to approval by our stockholders, which occurred on June 19, 2007. The Original 2007 Plan was scheduled to expire by its terms on April 24, 2017. In April 2011, the Board adopted an amendment and restatement of the 2007 Plan (the “2011 Restatement”) which extended the term of the Original 2007 Plan through April 26, 2021, subject to the approval of our stockholders, which occurred on June 14, 2011.

The Amended 2007 Plan became effective upon its adoption by the Board on April 19, 2016, subject to the approval of the Amended 2007 Plan by our stockholders within 12 months thereafter, by affirmative votes representing a majority of the votes cast under applicable law or rules at a duly constituted meeting of the stockholders of the Company. Under currently applicable law or rules, to be duly constituted, a majority of the shares of Company’s common stock outstanding and entitled to vote would have to be present in person or by proxy at the meeting at which stockholders vote to approve the Amended 2007 Plan. If the stockholders do not approve the Amended 2007 Plan within 12 months after its adoption by the Board, the Amended 2007 Plan shall be null and void and of no effect, and the 2007 Plan (as restated in 2011, and all awards thereunder) shall continue in effect under the terms in effect prior to the adoption of the Amended 2007 Plan. Once the Amended 2007 Plan is adopted by our stockholders, the Amended 2007 Plan shall continue in effect for a period of 10 years following the adoption of the Amended 2007 Plan by the Board (i.e., through April 19, 2026). The Board of Directors, however, may suspend or terminate the Amended 2007 Plan at any time.

However, unless affirmative votes representing a majority of the votes cast under applicable law or rules approve the continuation of the “performance based” compensation provisions of the Amended 2007 Plan at the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the effective date of the Amended 2007 Plan, no awards other than options or stock appreciation rights, or restricted stock that is not intended to constitute “performance based” compensation, shall be made following the date of such meeting to executive officers of the Company whose compensation is subject to the deduction limit of Section 162(m). Under currently applicable rules, to be duly constituted, a majority of the shares of capital stock outstanding and entitled to vote would have to be present in person or by proxy at the meeting at which stockholders vote to approve the continuation of the “performance based” compensation provisions of the Amended 2007 Plan. The suspension or termination of the Amended 2007 Plan will generally not affect the validity of any option, stock appreciation right, restricted stock, other stock unit award, performance award or dividend equivalent outstanding on the date of termination.

The Board of Directors may also amend the Amended 2007 Plan at any time, except that the Board will not amend the Amended 2007 Plan in a way which violates Rule 16b-3 of the Exchange Act. The Board will not amend the Amended 2007 Plan without obtaining stockholder approval to (a) increase the number of shares that may be the subject of awards under the Amended 2007 Plan, (b) expand the types of awards available under the Amended 2007 Plan, (c) materially expand the class of persons eligible to participate in the Amended 2007 Plan,

(d) amend any provision prohibiting the Committee from repricing options or taking similar action, (e) increase the maximum permissible term of any option, (f) amend the limits on grants of awards to any participant during a 12-month period, or (g) make any modification that requires stockholder approval under applicable law. Furthermore, no amendment of the Amended 2007 Plan shall amend or impair any rights or obligations under any award theretofore granted under the Amended 2007 Plan without the written consent of the holder of the affected award.

New Plan Benefits

Awards to be received by participants in the Restatement are not determinable at this time because the Committee, in its discretion, will determine the nature and performance criteria for any award provided under the Amended 2007 Plan at the time of grants. Although the Company has not to date granted performance awards, performance awards in particular would be dependent upon a combination of performance criteria, including net sales, EBITDA, earnings per share, return on stockholders’ equity, division, group or corporate financial goals, and other factors. As a result, the grants that may be awarded under the Amended 2007 Plan are not determinable until the Committee assesses the criteria relevant to each individual participant for the particular performance period of the award. With respect to the 2015 fiscal year, the awards under the 2007 Plan to our Named Executive Officers and our directors are disclosed elsewhere in this Proxy Statement. The Company does not believe that such awards would have differed had the Amended 2007 Plan been in effect for 2015.

Federal Income Tax Matters

The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OF THE PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

The Amended 2007 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Internal Revenue Code.

Non-Qualified Stock Options

Under current federal income tax law, the grant of an NSO has no tax effect on the Company or the participant. If the shares of common stock of the Company received on the exercise of an NSO are not subject to restrictions on transfer or risk of forfeiture, the exercise of the NSO will result in ordinary income to the participant equal to the excess of the fair market value of the shares at the time of exercise over the option price. The participant’s tax basis in the shares will be equal to the option price plus the amount of ordinary income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any gain or loss recognized by the participant will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. At the time of recognition of ordinary income by the participant upon exercise, the Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized ordinary income.

If the shares received on the exercise of an NSO are subject to restrictions on transfer or risk of forfeiture (e.g., a vesting condition), different rules will apply, and the tax consequences will depend on whether the participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days after exercise of the option. If the participant does not make a Section 83(b) election, the participant will recognize ordinary income when the shares vest in an amount equal to the excess of the fair market value on the date of vesting over the exercise price. In that case, the participant’s basis in the shares will be the fair market value of the shares on the date of vesting, and the participant’s holding period will begin on the date of vesting. Upon any later disposition of the shares, any gain or loss that the participant recognizes will be capital gain or loss, and will be long-term capital gain or loss if the participant holds the shares more than one year after vesting. The Company will be allowed a deduction for federal income tax purposes when the shares vest equal to the amount of ordinary income the participant recognizes.

On the other hand, if the participant makes a Section 83(b) election, the participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value on the date of exercise over the exercise price. The Company will be allowed a deduction for federal income tax purposes on the date of exercise equal to the amount of ordinary income he or she recognizes. The participant’s basis in the shares will generally begin on the date of exercise, and the participant’s basis in the shares will generally be the option price increased by the amount of ordinary income the participant recognized at the time of exercise. Upon any later disposition of the shares, any gain or loss that the participant recognizes will be capital gain or loss, and will be long-term capital gain or loss if the participant holds the shares more than one year after exercise. However, if the participant later forfeits the shares, the participant will recognize a capital loss equal to excess (if any) of the option price over any amount the participant receives from the Company on the forfeiture. In other words, if a participant makes the Section 83(b) election and thereby recognizes ordinary income on the date of exercise, the participant will receive no corresponding deduction or loss if the participant later forfeits the shares for the amount of ordinary income the participant recognized.

Incentive Stock Options

The federal income tax consequences associated with ISOs are generally more favorable to the participant and less favorable to the Company than those associated with NSOs. Under current federal income tax law, the grant of an ISO does not result in income to the participant or in a deduction for the Company at the time of the grant. Generally, the exercise of an ISO will not result in income for the participant if the participant does not dispose of the shares within two years after the date of grant or within one year after the date of exercise. If these requirements are met, the basis of the shares of common stock of the Company upon a later disposition will be the option price, any gain on the later disposition will be taxed to the participant as long-term capital gain, and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the participant to be subject to the alternative minimum tax, thereby in effect depriving the participant of the tax benefits of ISO treatment. If the participant disposes of the shares before the expiration of either of the holding periods described above (a “Disqualifying Disposition”), the participant will have compensation taxable as ordinary income, and the Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the option price, or (b) the amount realized on the disposition minus the option price. If the price realized in any such Disqualifying Disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the participant’s holding period for the shares.

Stock Appreciation Rights

A participant holding a stock appreciation right will recognize ordinary income on the exercise of the stock appreciation right equal to the amount of cash or the fair market value of the shares he receives on the exercise. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Other Awards

The taxation of an award other than an option or a stock appreciation right depends on whether or not it consists of restricted stock (i.e., stock subject to a vesting restriction based on continued employment or attainment of performance goals). If an other stock unit award or a performance award does not consist of restricted stock, and is not settled in restricted stock, the participant will recognize ordinary income on the receipt of cash or shares equal to the amount of cash, or the excess of the fair market value of the shares over the amount (if any) that the participant pays for the shares. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

In general, no taxable income will be recognized by a participant at the time restricted stock is granted. Generally, on the date the restricted stock becomes vested, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date the shares vest and the purchase price, and the Company will receive a tax deduction for the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of vesting as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Alternatively, a participant may elect to make an election under Section 83(b) of the Internal Revenue Code with respect to unvested shares. If a participant makes a Section 83(b) election with the Internal Revenue Service within 30 days from the date of grant, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of grant and the purchase price, and the Company will receive a tax deduction for the same amount. If the participant makes a timely Section 83(b) election, the participant will not recognize ordinary income when the shares vest. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held. If the participant forfeits unvested shares, the participant will recognize a capital loss equal to the excess (if any) of the purchase price over any amount the participant receives from the Company on the forfeiture. Generally, if the participant makes a Section 83(b) election, and thereby recognizes ordinary income on the date of grant, the participant will receive no corresponding deduction or loss for the amount of ordinary income the participant recognized if the participant later forfeits any unvested shares.

$1,000,000 Limit on Deductible Compensation

Section 162(m) of the Internal Revenue Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to “performance based” compensation, as defined in Section 162(m). Compensation is performance based compensation if (i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the Board of Directors of directors consisting of “outside directors”; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee certifies that the performance goals have been satisfied. The Company believes that, if the stockholders approve the Amended 2007 Plan, the stock options and stock appreciation rights granted thereunder will satisfy the requirements to be treated as performance based compensation, and accordingly will not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code. As discussed above, the Committee may determine that restricted stock, other stock unit awards, and performance awards granted to executive officers whose compensation is subject to the deduction limit of Section 162(m) will also qualify as performance based compensation. Restricted stock whose vesting is based solely on the completion by the recipient of a stated period of service with the Company will not qualify as performance based compensation.

Excess Parachute Payments

Under Section 4999 of the Internal Revenue Code, certain officers, stockholders, or highly- compensated individuals (“Disqualified Individuals”) will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain “excess parachute payments” which they receive as a result of a change in control of the Company. Furthermore, Section 280G of the Internal Revenue Code prevents the Company from taking a deduction for any “excess parachute payments.” The cash out or acceleration of the vesting of stock options, stock appreciation rights, restricted stock, other stock unit awards or performance awards upon a change of control may cause the holders of such stock options, stock appreciation rights, restricted stock, other stock unit awards and performance awards who are Disqualified Individuals to recognize certain amounts as “excess parachute payments” on which they must pay the 20% excise tax, and for which the Company will be denied a tax deduction.

Special Rules; Withholding of Taxes

Special tax rules may apply to a participant who is subject to Section 16 of the Exchange Act. Other special tax rules will apply if a participant exercises a stock option by delivering shares of Company common stock which he or she already owns, or through a “broker’s exercise.”

The Company may take whatever steps the Committee deems appropriate to comply with any applicable withholding tax obligation in connection with the exercise of an option or stock appreciation right or the grant or vesting of restricted stock, other stock unit awards, or performance awards, including requiring any participant to pay the amount of any applicable withholding tax to the Company in cash. The Committee may, in its discretion, authorize “cashless withholding.”

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Statements made in this Proxy Statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of our business strategies, future operations, financial condition and prospects, and market factors influencing our results.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended January 3, 2016, as well as factors discussed elsewhere in this and other reports and documents we file with the Securities and Exchange Commission. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended January 3, 2016, as well as in our other public disclosures and filings with the Securities and Exchange Commission.

OTHER MATTERS

Management knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy statement and proxy card for the next annual meeting of the Company’s stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than January 6, 2017 if the next annual meeting were held within 30 days of June 10, 2017. In the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. Further, in order for the stockholder proposals to be eligible to be brought before the Company’s stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company’s Bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement. The Company will provide a copy of its Bylaws to any stockholder of record upon written request.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K, exclusive of exhibits, including consolidated financial statements for fiscal year 2015, was mailed to stockholders with this Proxy Statement and contains financial and other information about the Company.

The information set forth under “Compensation Committee Report,” “Audit Committee Report” and the Company-operated website referenced in the Proxy Statement shall not be deemed filed with the Securities and

Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act and shall not be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 2015 TO ANY BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BIG 5 SPORTING GOODS CORPORATION, 2525 EAST EL SEGUNDO BOULEVARD, EL SEGUNDO CALIFORNIA, 90245, ATTENTION: SECRETARY.

APPENDIX A

PROPOSED AMENDMENTS TO OUR CHARTER AND BYLAWS

TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS

The following is marked to show the proposed amendments to our Charter and Bylaws described in Proposal No. 1 compared to our Charter and Bylaws as currently in effect. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

1.	Amendments to Article SIXTH, paragraph D of our Charter if Proposal No. 1 is adopted:

a.	If both Proposals No. 1 and No. 2 are approved by the requisite vote of the stockholders, then Article SIXTH, paragraph D of the Charter will read as follows:

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, ~~but only for~~with or without cause and only by the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

b.	If Proposal No. 1 is approved by the requisite vote of the stockholders and Proposal No. 2 is NOT approved by the requisite vote of the stockholders, then Article SIXTH, paragraph D of the Charter will read as follows:

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of ~~at least eighty percent (80%)~~a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

2.	Amendments to Article SEVENTH of our Charter if Proposal No. 1 is adopted:

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

3.	Amendments to Article NINTH of our Charter if Proposal No. 1 is adopted:

NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation~~; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH~~.

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4.	Amendments to Article X of our Bylaws if Proposal No. 1 is adopted:

In furtherance and not in limitation of the powers conferred by law, the Board of Directors, with the approval of the majority of the Whole Board, is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

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APPENDIX B

PROPOSED AMENDMENTS TO OUR CHARTER AND BYLAWS

TO DECLASSIFY THE BOARD

The following is marked to show the proposed amendments to the Charter and Bylaws described in Proposal No. 2 compared to our Charter and Bylaws as currently in effect. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

1.	Amendments to Article Sixth, Paragraphs A and B of our Charter (assuming Proposal No. 2 is adopted):

SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. ~~The directors,~~The term of office of each director elected or appointed at or after the 2016 annual meeting of stockholders (other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances~~, shall be divided, with respect to the time for which they severally hold office, into three classes consisting of Class A Directors, Class B Directors and Class C Directors. The terms of office of the Class A Directors, Class B Directors and Class C Directors will expire at the Corporation’s first, second and third~~) shall expire at the next annual meeting of stockholders following the date ~~hereof, respectively.~~of election or appointment; provided, however, the foregoing shall not shorten the term of any director who was elected or appointed prior to the 2016 annual meeting of stockholders (a “Continuing Classified Director”). Each director shall hold office until his or her successor shall have been duly elected and qualified~~. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.~~, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders ~~at which the term of office of the class to which they have been chosen expires~~or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. Notwithstanding the foregoing, any director appointed to fill a vacancy caused by the death, resignation, retirement, removal or disqualification of a Continuing Classified Director shall hold office until the annual meeting at which the term of such Continuing Classified Director would have expired or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

2.	Amendments to Article Sixth, Paragraph D of our Charter (assuming Proposal No. 2 is adopted):

a.	If both Proposals No. 1 and No. 2 are approved by the requisite vote of the stockholders, then Article SIXTH, paragraph D of the Charter will read as follows:

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time,~~but only for~~ with or without cause and only by the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all of the then-out-standing shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

b.	If Proposal No. 2 is approved by the requisite vote of the stockholders and Proposal No. 1 is NOT approved by the requisite vote of the stockholders, then Article SIXTH, paragraph D of the Charter will read as follows:

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, ~~but only for~~with or without cause and only by the affirmative vote of the holders of at least eighty percent (80%) of

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the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

3.	Amendments to Article III, Sections 2 and 3 of our Bylaws if Proposal No. 2 is adopted:

Section 2. Number and Term of Office. The Board of Directors shall consist of one (1) or more members. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.~~The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes consisting of Class A Directors, Class B Directors and Class C Directors. The terms of office of the Class A Directors, Class B Directors and Class C Directors will expire at the Corporation’s first, second and third annual meeting of stockholders, respectively, following adoption of these Bylaws.~~ Each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, ~~commencing with the next succeeding annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii)~~if authorized by a resolution of a majority of the Whole Board, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 3. Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders ~~at which the term of office of the class to which they have been elected expires~~or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. Notwithstanding the foregoing, any director appointed to fill a vacancy caused by the death, resignation, retirement, removal or disqualification of a Continuing Classified Director (as defined in the Certificate of Incorporation) shall hold office until the annual meeting at which the term of such Continuing Classified Director would have expired or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

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APPENDIX C

AMENDED AND RESTATED 2007 PLAN

The following is marked to show the proposed amendments to the 2007 Plan described in Proposal No. 6 compared to the 2007 Plan as currently in effect. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

BIG 5 SPORTING GOODS CORPORATION

2007 EQUITY AND PERFORMANCE INCENTIVE PLAN

(AMENDED AND RESTATED AS OF APRIL ~~26, 2011~~19, 2016)

BIG 5 SPORTING GOODS CORPORATION, a corporation existing under the laws of the State of Delaware (the “Company”), established and adopted the Company’s 2007 Equity and Performance Incentive Plan, effective as of April 24, 2007 (the “Original Plan”). The Original Plan was amended and restated as of April 26, 2011 (as so amended and restated, the “2011 Plan”). The 2011 Plan is hereby amended and restated as the Big 5 Sporting Goods Corporation 2007 Equity and Performance Incentive Plan (Amended and Restated as of April ~~26, 2011~~19, 2016) (the “Plan”). Certain capitalized terms used in the Plan are defined in Article II.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success;

WHEREAS, to attain these ends, the Company established and maintained the ~~Original~~2011 Plan to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company; and

WHEREAS, the Company has determined to amend and restate the ~~Original~~2011 Plan to, among other things, increase the number of Shares authorized for grant under the Plan and to provide the Company greater flexibility in determining the restrictions applicable to certain Awards granted under the Plan.

NOW, THEREFORE, the Company hereby amends and restates the ~~Original~~ 2011 Plan and agrees to the following provisions:

ARTICLE I

PURPOSE OF THE PLAN

1.1 Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE II

DEFINITIONS

2.1 “2011 Plan” has the meaning set forth in the introductory paragraph of the Plan.

2.2~~2.1~~ “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Parent or Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.3~~2.2~~ “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Committee.

2.4~~2.3~~ “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.5~~2.4~~ “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.6~~2.5~~ “Board” shall mean the board of directors of the Company.

2.7~~2.6~~ “Cause” shall have the meaning set forth in a Participant’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Participant which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Participant personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Participant or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any deliberate and material misuse or improper disclosure of confidential or proprietary information of the Company.

2.8~~2.7~~ “Change of Control” shall mean the occurrence of any of the following events:

(i) The direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than 50% of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions;

(ii) The direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions;

(iii) The merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners of more than 50% of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than 50% of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization (or, if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the surviving corporation); or

(iv) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company (together with any new Directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

None of the foregoing events, however, shall constitute a Change of Control if such event is not a “Change in Control Event” under Treasury Regulations Section 1.409A-3(i)(5). For purposes of determining whether a Change of Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (A) such Person or Group directly or indirectly has Beneficial Ownership of more than 50% of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question, (B) the Company has Beneficial Ownership of more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group, or (C) more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group are owned, directly or indirectly, by Beneficial Owners of more than 50% of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Exchange Act.

2.9~~2.8~~ “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.10~~2.9~~ “Committee” shall mean the Committee constituted under Section 4.2 to administer this Plan.

2.11~~2.10~~ “Company” has the meaning set forth in introductory paragraph of the Plan.

2.12~~2.11~~ “Consultant” means any person, including an advisor, who (i) is a natural person, (ii) provides bona fide services to the Company or a Parent or Subsidiary, and (iii) provides services that are not in connection with the offer or sale of securities in a capital-raising transaction, and that do not directly or indirectly promote or maintain a market for the securities of the Company; provided that the term ‘Consultant’ does not include (i) Employees or (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

2.13~~2.12~~ “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor; or (iii) in the case of an Award other than an Incentive Stock Option, the ceasing of a person to be an Employee while such person remains a Director or Consultant, the ceasing of a person to be a Director while such person remains an Employee or Consultant or the ceasing of a person to be a Consultant while such person remains an Employee or Director.

2.14~~2.13~~ “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.15~~2.14~~ “Director” shall mean a non-employee member of the Board or a non-employee member of the board of directors of a Parent or Subsidiary.

2.16~~2.15~~ “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

2.17~~2.16~~ “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.18~~2.17~~ “Employee” shall mean any employee of the Company or any Parent or Subsidiary.

2.19~~2.18~~ “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules promulgated thereunder, as amended.

2.20~~2.19~~ “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation, the National Market System of NASDAQ, the Fair Market Value of a Share will be (i) the closing sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) on the last market trading day prior to the day of determination or (ii) any sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) on the day of determination, as the Committee may select, in each case as reported in the Wall Street Journal or any other source the Committee considers reliable.

(ii) If the Shares are quoted on the NASDAQ System (but not on the NASDAQ National Market System) or are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on (i) the last market trading day prior to the day of determination or (ii) the day of determination, as the Committee may select, in each case as reported in the Wall Street Journal or any other source the Committee considers reliable.

(iii) If the Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding.

2.21~~2.20~~ “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

2.22~~2.21~~ “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.23~~2.22~~ “Limitations” shall have the meaning set forth in Section 3.2.

2.24~~2.23~~ “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.25~~2.24~~ “Original Plan” has the meaning set forth in the introductory paragraph of the Plan.

2.26~~2.25~~ “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.27~~2.26~~ “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

2.28~~2.27~~ “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.29~~2.28~~ “Payee” shall have the meaning set forth in Section 13.1.

2.30~~2.29~~ “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.31~~2.30~~ “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.32~~2.31~~ “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.33~~2.32~~ “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.34~~2.33~~ “Prior Plans” shall mean, collectively, the Company’s 1997 Management Equity Plan and 2002 Stock Incentive Plan, as amended.

2.35~~2.34~~ “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.36~~2.35~~ “Restricted Period” shall have the meaning set forth in Section 7.1.

2.37~~2.36~~ “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.38~~2.37~~ “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

2.39~~2.38~~ “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.40~~2.39~~ “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.41~~2.40~~ “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, the total number of Shares authorized for grant under this Plan shall be (i) ~~3,649,250~~2,439,973 Shares (representing an increase of ~~1,250,000~~2,000,000 Shares over the amount of Shares ~~authorized~~available under the ~~Original Plan~~2011 Plan immediately prior to the April 19, 2016 amendment and restatement) plus (ii) any Shares subject to awards granted under the Prior Plans, which such awards were outstanding as of April 24, 2007 and which have subsequently been forfeited, have expired or have otherwise terminated, or which hereafter are forfeited, expire or otherwise terminate, without issuance of Shares, or were or are settled for cash or otherwise did not and do not result in the issuance of Shares. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted, regardless of the number of shares actually delivered pursuant to such Awards. For purposes of the preceding sentence, Awards that are valued by reference to the value of Shares shall be treated and counted as though such Award constituted an award of a number of Shares equal to the number of Shares taken into account in such valuation. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights (including, but not limited to, Shares delivered in satisfaction of Dividend Equivalents) shall be counted against this limit as 2.5 Shares for every one Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 3.1(e) below.

(c) In the event that (i) any Option or other Award granted under this Plan or any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Options or Awards under this Plan or options or awards under a Prior Plan are satisfied by the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not again be available for Awards under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by ~~shareholders~~stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company before such acquisition or combination.

(e) Any Shares that again become available for grant pursuant to this Article 3 shall be added back as one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and as 2.5 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

3.2 Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any fiscal year of the Company with respect to more than 500,000 Shares, or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any fiscal year of the Company with respect to more than 250,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any fiscal year of the Company with respect to Performance Awards ~~and/or Other Stock Unit Awards that are valued with~~the value of which are not determined by reference to ~~cash or property other than~~the value of Shares is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

3.3 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE IV

ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant. Only Employees may receive awards of Incentive Stock Options.

4.2 Administration.

(a) The Plan shall be administered by the Committee, constituted as follows:

(i) The Committee will consist of the Board, or a committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, while the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two Directors, each of whom is (A) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (B) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (C) an “independent director” for purpose of the rules and regulations of the NASDAQ National Market System or other exchange or quotation system on which the Shares are principally traded; provided, however, (X) so long as the Committee has at least two directors that meet the above requirements, the Committee may contain one additional director who is not a “non-employee director”, “outside director” or “independent director”, but only if such director abstains from voting on all grants or awards to Covered Employees and to those Participants who have been designated by the Board of Directors as being “officers” for purposes of Section 16 of the Exchange Act and the rules promulgated thereunder and (Y) the failure of the Committee to be composed solely of individuals who are “non-employee directors,” “outside directors,” and “independent directors”, whether pursuant to clause (X) above or otherwise, shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

(ii) The Plan may be administered by different bodies with respect to Directors, officers who are not Directors, and Employees and Consultants who are neither Directors nor officers, and Covered Employees.

(b) The Committee shall have full discretion, power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder and the form and content of any Award Agreement; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to the provisions of the Plan; (vi) determine whether, to what extent and under what circumstances any Award shall be modified, amended, canceled or suspended; (vii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) determine whether any Award will have Dividend Equivalents; (xi) determine whether, to what extent, and under what circumstances cash, Shares, or other property payable with respect to an Award shall be deferred either automatically or at the election of the Participant; provided that the Committee shall take no action that would subject the Participant to a penalty tax under Section 409A of the Code; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(d) The Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by Applicable Law, to one or more officers or a committee of officers, the authority to grant Awards to Employees and officers of the Company who are not Directors, Covered Employees, or “officers,” as such term is defined by Rule 16a-1(f) of the Exchange Act, and to cancel or suspend Awards to Employees and officers of the Company who are not Directors, Covered Employees, or “officers,” as such term is defined by Rule 16a-1(f) of the Exchange Act.

ARTICLE V

OPTIONS

5.1 Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2 Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ National Market System or other exchange or quotation system on which the Shares are principally traded.

5.4 Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

5.5 Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian, beneficiary, or legal representative, or Family Members, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) with the consent of the Committee, by delivery of a properly executed exercise notice together with any other documentation as the Committee and the Participant’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or other proceeds (as permitted by Applicable Law) required to pay the exercise price, (f) through any other method specified in an Award Agreement, or (g) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6 Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7 Incentive Stock Options. With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as Incentive Stock Options to any Employee of the Company or any Parent or Subsidiary, subject to the requirements of Section 422 of the Code. The Award Agreement of an Option intended to qualify as an Incentive Stock Option shall designate the Option as an Incentive Stock Option. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 2,399,250 Shares. Notwithstanding the provisions of Section 5.3, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the provisions of Section 5.4, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award Agreement. Notwithstanding the foregoing, if the Shares subject to an Employee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be not be treated as Incentive Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

5.8 Termination of Employment or Consulting Relationship or Directorship. If a Participant holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, but including death or Disability), the Participant may exercise the Options that were vested and exercisable as of the date of termination until the end of the original term or for the period set forth in the Award Agreement or determined by the Committee, whichever is earlier. If the Participant is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise an Option within the time specified after termination, that Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise. The Committee may provide Stock Appreciation Rights either alone or in addition to other Awards upon such terms and conditions as the Committee may establish in its sole discretion.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b) Upon the exercise of a Stock Appreciation Right, payment shall be made in whole Shares or cash as determined by the Committee.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2, but subject to Section 12.2, a Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

6.3 Termination of Employment or Consulting Relationship or Directorship. If a Participant holds exercisable Stock Appreciation Rights on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, but including death or Disability), the Participant may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of termination until the end of the original term or for the period set forth in the Award Agreement or determined by the Committee, whichever is earlier. If the Participant is not entitled to exercise his or her entire Stock Appreciation Right at the date of such termination, the Shares covered by the unexercisable portion of the Stock

Appreciation Right will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Stock Appreciation Right will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise a Stock Appreciation Right within the time specified after termination, that Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1 Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restricted Period”); provided, however, that, in the case of Restricted Stock as to which restrictions lapse based solely on the recipient’s Continuous Status as an Employee, Director, or Consultant, the Restricted Period over which the restrictions may fully lapse shall not be less than three years, but the restrictions may lapse ratably over such Restricted Period. At the Committee’s sole and absolute discretion, the three year restriction in the preceding sentence shall not be applicable to Restricted Stock Award grants of up to 10% of the number of Shares authorized for Awards under Section 3.1(a) of the Plan (for this purpose, the 10% limit shall be computed by taking into account grants under Sections 8 and 9 of the Plan that are subject to the 10% limit). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2 Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3 Rights of Holders of Restricted Stock. Except as otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a ~~shareholder~~stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a ~~shareholder~~stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however that the Award Agreement may provide that any Shares or any other property (including cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares.

ARTICLE VIII

OTHER STOCK UNIT AWARDS

8.1 Other Stock Unit Awards. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards shall be paid in Shares or cash. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards; provided, however, that if the vesting of an Other Stock Unit Award is based solely on the recipient’s Continuous Status as an Employee, Director, or Consultant, the period over which such Other Stock Unit Award fully vests shall not be less than three years, but vesting may occur ratably over such vesting period. At the Committee’s sole and absolute discretion, the three year restriction in the preceding sentence shall not be applicable to Other Stock Unit Award grants of up to 10% of the number of Shares authorized for Awards under Section 3.1(a) of the Plan (for this purpose, the 10% limit shall be computed by taking into account grants under Sections 7 and 9 of the Plan that are subject to the 10% limit).The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

8.2 Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Article 8 may be issued for no consideration or for such minimum consideration as may be required by Applicable Law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by Applicable Law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year nor longer than five years. At the Committee’s sole and absolute discretion, the restrictions set forth in the preceding sentence shall not be applicable to grants of up to 10% of the number of Shares authorized for Awards under Section 3.1(a) of the Plan (for this purpose, the 10% limit shall be computed by taking into account grants under Sections 7 and 8 of the Plan that are subject to the 10% limit). Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section ~~10.2.~~10.2 (the “Performance Criteria”). The performance goals for Performance Awards to Covered Employees shall in all cases be established by reference to the Performance Criteria. The amount of the Award to be distributed shall be conclusively determined by the Committee. The terms of a Performance Award may provide that it will be paid in a lump sum or in installments following the close of the Performance Period.

ARTICLE X

CODE SECTION 162(m) PROVISIONS

10.1 Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or may be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, and that the deduction limit of Section 162(m) of the Code might apply to such Award, then the Committee may provide that this Article 10 is applicable to such Award.

10.2 Performance Criteria. If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Article 10, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels, or growth, of one or any combination of the following factors, or an objective formula that is determined at the time of the Award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); an adjusted formula of EBITDA determined by the Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Unless the Committee specifies otherwise when it sets the performance goals for an award, objective adjustments shall be made to any of the foregoing measures for items that will not properly reflect the Company’s financial performance for these purposes, such as the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that the Committee foresees may occur during the Performance Period. Also, unless the Committee determines otherwise in setting the performance goals for an Award, such performance goals shall be applied by excluding the impact of (a) restructurings, discontinued operations and charges for extraordinary items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

10.3 Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Article 10, the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the Participant or the occurrence of a Change of Control.

10.4 Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Article 10, the Committee shall certify in writing that the applicable performance goals have been achieved to the extent necessary for such Award to qualify as “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

10.5 Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or which are not inconsistent with such requirements. To the extent the terms of an Award subject to this Article 10 are inconsistent with the requirements set forth herein, such inconsistent terms shall be deemed amended to comply with Section 162(m) of the Code in the manner is most consistent with the pre-amendment terms.

ARTICLE XI

CHANGE OF CONTROL PROVISIONS

11.1 Impact of Change of Control. The terms of any Award may provide in the Award Agreement evidencing the Award, or the Committee may determine in its discretion, that, upon a Change of Control of the Company, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become exercisable in full or in part, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock becomes free of some or all restrictions and limitations and becomes partially or fully vested, (c) Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse in full or in part, and such Other Stock Unit Awards or such other Awards shall become free of some or all restrictions, limitations or conditions and become partially or fully vested and transferable, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, (~~a~~x) each Option and Stock Appreciation Right shall remain exercisable for only a limited period of time determined by the Committee (provided that they remain exercisable for at least 30 days after notice of such action is given to the Participants), or (~~b~~y) each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock

Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. Notwithstanding the foregoing and the provisions of Section 11.2, the Committee will take no action that would subject any Participant to a penalty tax under Section 409A of the Code.

11.2 Assumption Upon Change of Control. The terms of any Award Agreement may also provide that, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 11.1(a), (b) and (d). For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of an Incentive Stock Option will be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code. Notwithstanding the foregoing, an Award Agreement may provide that, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change of Control, all or part of any such Award held by such Participant at the time of the Change of Control shall be accelerated as described in Sections 11.1(a), (b) and (d) above.

ARTICLE XII

GENERALLY APPLICABLE PROVISIONS

12.1 Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by Applicable Law; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 3.2. In addition, no amendments to, or termination of, the Plan (other than by reason of the failure of stockholders to approve the Plan in the manner set forth in Section 13.12) shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the

Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Where an adjustment under this Section 12.2 is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of Sections 409A or 424(h)(3) of the Code.

12.3 Transferability of Awards. Except as provided below, no Award, and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, to the extent that the Committee so authorizes in the Award Agreement or otherwise, an Award other than an Incentive Stock Option may be assigned, in whole or in part, during the Participant’s lifetime to one or more Family Members of the Participant. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate.

(a) Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Awards that remain unexercised in the event of the Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Participant may change such designation of beneficiary at any time by written notice to the Committee, subject to the above spousal consent requirement.

(b) Effect of No Designation. If a Participant dies and there is no beneficiary validly designated and living at the time of the Participant’s death, the Company will deliver such Participant’s Awards to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Awards to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) Death of Spouse or Dissolution of Marriage. If a Participant designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Participant’s marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Participant. Without limiting the generality of the preceding sentence, the interest in Awards of a spouse of a Participant who has predeceased the Participant or whose marriage has been dissolved will automatically pass to the Participant, and will not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor will any such interest pass under the laws of intestate succession.

12.4 Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant’s Continuous Status as an Employee, Director, or Consultant ceases, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s Continuous Status as an Employee, Director or Consultant will be determined by the Committee, which determination will be final.

12.5 Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents credited in connection with Awards subject to Section 10 of the Plan shall be subject to the same restrictions and risks of forfeiture as the Awards with respect to which such Dividend Equivalents have been credited.

ARTICLE XIII

MISCELLANEOUS

13.1 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or to the Participant’s executors, administrators, guardian, beneficiary, or legal representative, or Family Members) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award, or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award. If Shares acquired upon exercise of any Incentive Stock Option are disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Shares immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

13.2 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Consultant or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Consultant or Director at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3 Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4 Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant may be canceled in the discretion of the Committee if the Participant’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, or if, after the termination of the Participant’s Continuous Status as an Employee, Director, or Consultant, the Committee determines that Cause existed before such termination.

13.5 Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the provisions of this Plan, the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under Applicable Law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9 Construction. All references in the Plan to “Section,” “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

13.12 Effective Date of Plan; Termination of Plan. The Plan shall be effective as of April ~~26, 2011,~~19, 2016, subject to the approval of the Plan, within 12 months thereafter, by affirmative votes representing a majority of the votes cast under Applicable Laws at a duly constituted meeting of the stockholders of the Company. Notwithstanding any other provision of the Plan to the contrary, if stockholders of the Company do not approve the Plan, the Plan shall be void and null ab initio and the ~~Original~~2011 Plan shall continue in full force and effect. If the stockholders of the Company do not approve the Plan in the manner set forth herein, all Awards granted under the Plan shall be subject to the terms of the ~~Original~~2011 Plan. If the Company’s stockholders approve the Plan as set forth above, Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan (e.g., April 19, 2026) (unless the Board sooner suspends or terminates the Plan under Section 12.1), on which date the Plan will expire except as to Awards then outstanding under the Plan (which Awards shall remain in effect until they have been exercised or terminated, or have expired). Assuming approval by the stockholders of the Plan and notwithstanding the foregoing, unless affirmative votes representing a majority of the votes cast under Applicable Laws approve the continuation of Article 10 at the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the effective date of the Plan, no Awards other than Options or Stock Appreciation Rights, or Restricted Stock that is not intended to satisfy the requirements of Article 10, shall be made to Covered Employees following the date of such meeting.

13.13 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14 Prior Plans. Upon approval of the Original Plan by the Company’s stockholders on June 19, 2007, the Prior Plans were automatically cancelled, effective as of April 24, 2007 (the effective date of the Original Plan), and no further grants or awards could thereafter be made under the Prior Plans. Grants and awards made under the Prior Plans before the date of such cancellation, however, shall continue in effect in accordance with their terms.

13.15 Other Company Compensation Plans. Shares available for Awards under the Plan may be used by the Company as a form of payment of compensation under other Company compensation plans, whether or not existing on the date hereof. To the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article 3 of the Plan for future Awards.

13.16 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 10, 2016.

Vote by Internet
• Go to www.envisionreports.com/BGFV • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1, 2, 4, 5 and 6.

		For	Against	Abstain			For	Against	Abstain
1.	Elimination of certain supermajority voting requirements in the Charter and Bylaws.	☐	☐	☐	4.	Approval of the compensation of the Company’s named executive officers as described in the proxy statement.	☐	☐	☐

2.	Declassification of the Board.	☐	☐	☐	5.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for Fiscal Year 2016.	☐	☐	☐

					6.	Approval of Amendment and Restatement of 2007 Amended and Restated Equity and Performance Incentive Plan	☐	☐	☐

3.	Election of Two Class B Directors:	For	Withhold				For	Withhold
	01 - Sandra N. Bane	☐	☐			02 - Van B. Honeycutt	☐	☐	+

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding Availability of Proxy Materials

for the 2016 Annual Meeting of Stockholders to be Held on June 10, 2016

The Notice of Annual Meeting and Proxy Statement, and the Annual Report to Stockholders, are available to stockholders at www.edocumentview.com/BGFV.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BIG 5 SPORTING GOODS CORPORATION

PROXY FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”) and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Steven G. Miller, Barry D. Emerson and Gary S. Meade, or any of them, with full power of substitution and resubstitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the 2016 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THE PROXIES ARE AUTHORIZED TO VOTE: “FOR” THE ELIMINATION OF CERTAIN SUPERMAJORITY VOTING REQUIREMENTS IN THE CHARTER AND BYLAWS; “FOR” THE DECLASSIFICATION OF THE BOARD; “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY SHALL SELECT; “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016 AND FOR THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2007 EQUITY AND PERFORMANCE INCENTIVE PLAN. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF BY MARCH 24, 2016.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. (See reverse side)